UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[   ]   Preliminary Proxy Statement
[   ]   Confidential, for Use of the Commission Only (as permitted by Rule
        14a-6(e)(2))
[ X ]   Definitive Proxy Statement
[   ]   Definitive Additional Materials
[   ]   Soliciting Material Pursuant to ss. 240.14a-12

                           THERMO ELECTRON CORPORATION
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box): [X] No fee required.
[   ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1) Title of each class of securities to which transaction applies:

        (2) Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        (4) Proposed maximum aggregate value of transaction:

        (5) Total fee paid:

[   ]   Fee paid previously with preliminary materials.

[   ]   Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1) Amount previously paid:

        (2) Form, Schedule or Registration Statement No.:

        (3) Filing Party:

        (4) Date Filed:

[THERMO LOGO]

81 Wyman Street
Waltham, MA 02451

                                                                   April 7, 2005




Dear Stockholder:

         You are cordially invited to attend the 2005 Annual Meeting of Stockholders of Thermo Electron Corporation, which will be held on Tuesday, May 17, 2005, at 2:00 p.m. (Eastern time) at the InterContinental The Barclay New York, 111 East 48th Street, New York, New York.

         The notice of meeting, proxy statement and proxy card enclosed with this letter describe the specific business to be acted upon at the meeting. The Company's 2004 Annual Report to Stockholders is also enclosed with this letter.

         It is important that your shares of the Company's common stock be represented and voted at the meeting regardless of the number of shares you may hold. Whether or not you plan to attend the meeting in person, you can ensure your shares of the Company's common stock are voted at the meeting by submitting your instructions by telephone, the Internet, or in writing by returning the enclosed proxy card. Please review the instructions in the enclosed proxy statement and proxy card regarding each of these voting options.

         Thank you for your continued support of the Company.



                                        Yours very truly,

                                        /s/ Marijn E. Dekkers
                                        MARIJN E. DEKKERS
                                        President and Chief Executive Officer

[THERMO LOGO]

81 Wyman Street
Waltham, MA 02451


                  NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS

                           To be held on May 17, 2005


                                                                   April 7, 2005


To the Holders of the Common Stock of
THERMO ELECTRON CORPORATION


        Notice is hereby given that the 2005 Annual Meeting of the Stockholders of Thermo Electron Corporation ("Thermo Electron" or the "Company") will be held on Tuesday, May 17, 2005, at 2:00 p.m. (Eastern time) at the InterContinental The Barclay New York, 111 East 48th Street, New York, New York. The purpose of the meeting is to consider and take action upon the following matters:

        1. Election of two directors, constituting the class of directors to be elected for a three-year term expiring in 2008.

        2. Ratification of the Audit Committee's selection of PricewaterhouseCoopers LLP as the Company's independent auditors for 2005.

        3.      Approval of the Company's 2005 stock incentive plan.

        4. A stockholder proposal regarding the vote standard for director elections, if presented by its proponent at the meeting.

        5. Such other business as may properly be brought before the meeting and any adjournment thereof.

        Stockholders of record at the close of business on March 21, 2005 are the only stockholders entitled to notice of and to vote at the 2005 Annual Meeting of Stockholders.

        This notice, the proxy statement and the proxy card enclosed herewith are sent to you by order of the Board of Directors of the Company.


                                        By Order of the Board of Directors,


                                        /s/ Seth H. Hoogasian
                                        SETH H. HOOGASIAN
                                        Vice President, General Counsel and
                                        Secretary



                                    IMPORTANT

Whether or not you intend to attend the meeting in person, please ensure that your shares of the Company's common stock are present and voted at the meeting by submitting your instructions by telephone, the Internet, or in writing by completing, signing, dating and returning the enclosed proxy card to our transfer agent in the enclosed self-addressed envelope, which requires no postage if mailed in the United States.

[THERMO LOGO]

81 Wyman Street
Waltham, MA 02451

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

                                  May 17, 2005


         This proxy statement is furnished in connection with the solicitation of proxies by Thermo Electron Corporation ("Thermo Electron" or the "Company") on behalf of the Board of Directors of the Company (the "Board") for use at the 2005 Annual Meeting of Stockholders to be held on Tuesday, May 17, 2005, at 2:00 p.m. (Eastern time) at the InterContinental The Barclay New York, 111 East 48th Street, New York, New York and any adjournments thereof. The mailing address of the principal executive office of the Company is 81 Wyman Street, Waltham, Massachusetts 02451. This proxy statement and enclosed proxy card are being first furnished to stockholders of the Company on or about April 7, 2005.

Purpose of Annual Meeting

         At the 2005 Annual Meeting of Stockholders, stockholders entitled to vote at the meeting will consider and act upon the matters outlined in the notice of meeting accompanying this proxy statement, including the election of two directors constituting the class of directors to be elected for a three-year term expiring in 2008, the ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for 2005, the approval of the Company's 2005 stock incentive plan, and a stockholder proposal regarding the vote standard for director elections, if presented by its proponent at the meeting.


Voting Securities and Record Date

         Only stockholders of record at the close of business on March 21, 2005, the record date for the meeting, are entitled to vote at the meeting or any adjournments thereof. At the close of business on March 21, 2005, the outstanding voting securities of the Company consisted of 161,088,051 shares of the Company's common stock, par value $1.00 per share ("Common Stock"). Each share of Common Stock outstanding at the close of business on the record date is entitled to one vote on each matter that is voted.


Quorum

         The presence at the meeting, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote at the meeting will constitute a quorum for the transaction of business at the meeting. Votes of stockholders of record present at the meeting in person or by proxy, abstentions, votes withheld, and "broker non-votes" (as defined below) are counted as present or represented at the meeting for purpose of determining whether a quorum exists. A "broker non-vote" occurs when a broker or representative does not vote on a particular matter because it either does not have discretionary voting authority on that matter or it does not exercise its discretionary voting authority on that matter.


Manner of Voting

         Stockholders of Record


         Shares entitled to be voted at the meeting can only be voted if the stockholder of record of such shares is present at the meeting, returns a signed proxy card, or authorizes proxies to vote his or her shares by telephone or over the Internet. Shares represented by valid proxy will be voted in accordance with your instructions. If you choose to vote your shares by telephone or over the Internet, which you may do until 11:59 p.m. Eastern time on Monday, May 16, 2005, you should follow the instructions provided on the proxy card. In voting by telephone or over the Internet, you will be allowed to confirm that your instructions have been properly recorded.

         A stockholder of record who votes his or her shares by telephone or Internet, or who returns a proxy card, may revoke the proxy at any time before the stockholder's shares are voted at the meeting by entering new votes by telephone or over the Internet by 11:59 p.m. Eastern time on May 16, 2005, by written notice to the Secretary of the Company received prior to the meeting, by executing and returning a later dated proxy card prior to the meeting, or by voting by ballot at the meeting.

         Participants in the Thermo Electron Choice Plan

         If you hold your shares through the Thermo Electron Choice Plan (the "Plan"), your proxy represents the number of shares in your Plan account as of the record date. For those shares in your Plan account, your proxy will serve as voting instructions for the trustee of the Plan. You may submit your voting instructions by returning a signed and dated proxy card to the Company's transfer agent in the enclosed self-addressed envelope for its receipt by 11:59 p.m. Eastern time on Thursday, May 12, 2005 or by telephone or over the Internet by 11:59 p.m. Eastern time on Thursday, May 12, 2005 in accordance with the instructions provided on the proxy card.

         You may revoke your instructions by entering new instructions by telephone or over the Internet by 11:59 p.m. Eastern time on May 12, 2005 or by executing and returning a later dated proxy card to the Company's transfer agent for its receipt by 11:59 p.m. Eastern time on May 12, 2005.

         Beneficial Stockholders

         If you hold your shares through a broker, bank or other representative ("broker or representative"), you can only vote your shares in the manner prescribed by the broker or representative. Detailed instructions of a broker or representative will generally be included with your proxy material. These instructions may also include information on whether your shares can be voted by telephone or over the Internet or the manner in which you may revoke your votes. If you choose to vote your shares by telephone or over the Internet, you should follow the instructions provided by the broker or representative.


Voting of Proxies

         Shares represented by proxy will be voted in accordance with your specific choices. If you sign and return your proxy card or vote by telephone or over the Internet without indicating specific choices, your shares will be voted FOR the nominees for directors, FOR the ratification of the selection of independent auditors for 2005, FOR approval of the Company's 2005 stock incentive plan, and AGAINST the stockholder proposal regarding the vote standard for director elections. Should any other matter be properly presented at the meeting, the persons named in the proxy card will vote on such matter in accordance with their judgment.

         If you sign and return your proxy card marked "abstain" or "withhold" on any proposal or choose the same options when voting by telephone or over the Internet, your shares will not be voted affirmatively or negatively on that proposal and, except with respect to the New York Stock Exchange ("NYSE") listing requirements described below for approval of the Company's 2005 stock incentive plan, will not be counted as votes cast with regard to that proposal.

         If you hold your shares as a beneficial owner rather than a stockholder of record, your broker or representative will vote the shares that it holds for you in accordance with your instructions (if timely received) or, in the absence of such instructions, your broker or representative may vote on certain matters for which it has discretionary voting authority.

         If you hold your shares through the Plan, the trustee will vote the shares in your Plan account in accordance with your instructions (if timely received) or, in the absence of such instructions, the trustee will vote your shares in the same manner, proportionally, as it votes the other shares for which proper and timely voting instructions of other Plan participants have been received by it.

Vote Required for Approval

         Under the Company's by-laws, the nominees for directors will be elected by a plurality of the votes cast in person or by proxy and entitled to vote at the annual meeting. Withholding a vote for nominees and broker non-votes will not have an effect on the election of nominees for directors.

         Under the Company's by-laws, approval of the proposal to ratify the selection of independent auditors for 2005 will require the affirmative vote of a majority of the shares present or represented and entitled to vote at the annual meeting and voting affirmatively or negatively on the matter. Abstentions and broker non-votes will not have an effect on the determination of whether stockholder approval of the matter has been obtained.

         Under the Company's by-laws, approval of the proposal to approve the Company's 2005 stock incentive plan will require the affirmative vote of a majority of the shares present or represented and entitled to vote at the annual meeting and voting affirmatively or negatively on the matter. Abstentions and broker non-votes will not have an effect on the determination of whether stockholder approval on the matter is obtained under the Company's by-laws. However, under the listing requirements of the NYSE, the proposal to approve the Company's 2005 stock incentive plan will also require (a) that a majority of the shares entitled to vote at the annual meeting are voted on the matter (with abstentions counting as votes and broker non-votes not counting as votes) and
(b) a majority of the votes cast on the matter are voted in favor of the matter (with abstentions counting as votes cast and broker non-votes not counting as votes cast).

         Under the Company's by-laws, for the stockholder proposal regarding the vote standard for director elections to be approved, the affirmative vote of a majority of the shares present or represented and entitled to vote at the annual meeting and voting affirmatively or negatively on the matter will be required. Abstentions and broker non-votes will not have an effect on the determination of whether stockholder approval of the matter has been obtained.



                                 - PROPOSAL 1 -

                              ELECTION OF DIRECTORS

         The number of directors constituting the full Board of Directors of the Company (the "Board") is fixed at eight. The Board is divided into three classes, one consisting of two directors and the other two consisting of three directors each. Each class is elected for a three-year term at successive Annual Meetings of Stockholders. In all cases, directors hold office until their successors have been elected and qualified, or until their earlier resignation, death or removal. Drs. John L. LaMattina and Michael E. Porter are listed below as nominees for the three-year term expiring at the 2008 Annual Meeting of Stockholders. Each nominee is currently a director of the Company. If either of the nominees is unavailable to serve as director, an event that is not anticipated, the persons named as proxies have full discretion to vote for any other persons who may be nominated.

Nominees and Incumbent Directors

         Set forth below are the names of the persons nominated as directors and directors whose terms do not expire this year, their ages, their offices in the Company, if any, their principal occupations or employment for the past five years, the length of their tenure as directors and the names of other public companies in which they hold directorships. Information regarding their beneficial ownership of Common Stock is reported under the heading "STOCK OWNERSHIP".

         Nominees for Director Whose Term of Office Will Expire in 2008

[PHOTO]                        John L. LaMattina

                               Dr. LaMattina, age 55, has been a director of the Company since January 2002. He has been senior vice president, Pfizer Inc., a pharmaceutical company, and president, Pfizer Global Research and Development, since October 2003. From April 2001 to October 2003, he served as vice president, Pfizer Inc.; executive vice president, Pfizer Global Research and Development; and president, Pfizer Worldwide Research and Technology Alliances. From August 1999 to April 2001, Dr. LaMattina served as senior vice president, Worldwide Discovery, Pfizer Central Research. From 1977 until August 1999, he held various positions of increasing responsibility in research and development at Pfizer Inc.


[PHOTO]                        Michael E. Porter

                               Dr. Porter, age 57, has been a director of the Company since July 2001. He has been the Bishop William Lawrence University Professor at the Harvard Business School since December 2000 and
                               C. Roland Christensen Professor of Business
                               Administration since 1990. Dr. Porter is a leading authority on competitive strategy and international competitiveness. Dr. Porter is also a director of Inforte Corp. and Parametric Technology Corporation.

         Incumbent Directors Whose Term of Office Will Expire in 2007

[PHOTO]                        Marijn E. Dekkers

                               Mr. Dekkers, age 47, has been a director since July 2000 and the Company's president and chief executive officer since November 2002. He served as the Company's president and chief operating officer from July 2000 to November 2002. From June 1999 to July 2000, he served as the president of Honeywell International Inc.'s (formerly AlliedSignal Inc.) electronic materials division; and from August 1997 to May 1999, he served as vice president and general manager of its fluorine products division.


[PHOTO]                        Robert A. McCabe

                               Mr. McCabe, age 70, has been a director of the Company since 1962. He has been the chairman of Pilot Capital Corporation, an entity engaged in private investments, since 1998 and he served as its president from 1987 to 1998. Mr. McCabe is also a director of Church & Dwight Co., Inc.


[PHOTO]                        Robert W. O'Leary

                               Mr. O'Leary, age 61, has been a director of the Company since June 1998. He has been the chairman of the board of directors of Valeant Pharmaceuticals International, a research-based global pharmaceutical company, since June 2002. From June 2002 to January 2005, Mr. O'Leary also served as the chief executive officer of Valeant. From January 2001 to June 2002, he served as the chairman and chief executive officer of The Sagamore Group, a firm specializing in change management situations. Mr. O'Leary served as the president and chief executive officer of PacificCare Health Systems Inc., a managed health services company, from July 2000 to October 2000. From January 1996 until June 2000, he served as the chairman of Premier Inc., a strategic alliance of not-for-profit health care and hospital systems. From January 1996 until September 1998 he also served as chief executive officer of Premier Inc. Mr. O'Leary is also a director of Smiths Group PLC and Viasys Healthcare Inc.

         Incumbent Directors Whose Term of Office Will Expire in 2006

[PHOTO]                        Peter J. Manning

                               Mr. Manning, age 66, has been a director of the Company since May 2003. He served as vice chairman, Strategic Business Development of FleetBoston Financial Corporation from October 1999 to February 2003 when he retired. From January 1993 to October 1999, Mr. Manning served as executive director, Mergers & Acquisitions of BankBoston Corporation, prior to its acquisition by FleetBoston Financial. From 1990 to 1993, he served as executive vice president and chief financial officer of BankBoston Corporation. Mr. Manning is also a director of Safety Insurance Group Inc.


[PHOTO]                        Jim P. Manzi

                               Mr. Manzi, age 53, has been a director of the Company since May 2000 and Chairman of the Board since January 2004. He has been the chairman of Stonegate Capital, a firm he formed to manage private equity investment activities in technology startup ventures, primarily related to the Internet, since 1995. From 1984 until 1995, he served as the chairman, president and chief executive officer of Lotus Development Corporation, a software manufacturer that was acquired by IBM Corporation in 1995.

[PHOTO]                        Elaine S. Ullian

                               Ms. Ullian, age 57, has been a director of the Company since July 2001. She has been the president and chief executive officer of Boston Medical Center, a 550-bed academic medical center affiliated with Boston University, since July 1996. Ms. Ullian is also a director of Vertex Pharmaceuticals, Inc. and Valeant Pharmaceuticals International.


         The Board of Directors recommends a vote FOR the nominees for director. Proxies solicited by the Board of Directors will be voted FOR the nominees unless stockholders specify to the contrary on their proxy.



                CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

         The Board has adopted governance principles and guidelines of the Company ("Corporate Governance Guidelines") to assist the Board in exercising its duties and to best serve the interests of the Company and its stockholders. In addition, the Company has adopted a code of business conduct and ethics ("Code of Business Conduct and Ethics") that encompasses the requirements of the rules and regulations of the Securities and Exchange Commission ("SEC") for a "code of ethics" applicable to principal executive officers, principal financial officers, principal accounting officers or controllers, or persons performing similar functions. The Code of Business Conduct and Ethics applies to all of the Company's officers, directors and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Company intends to satisfy the SEC's disclosure requirements regarding certain amendments to, or waivers of, the Code of Business Conduct and Ethics by posting such information on the Company's website. The Company's Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on its website at www.thermo.com and a copy of each such document may also be obtained free of charge by writing to the Company care of its Investor Relations Department at the Company's principal executive office located at 81 Wyman Street, Waltham, MA 02451.


Director Nomination Process

         The Nominating and Corporate Governance Committee of the Board ("Nominating and Corporate Governance Committee") considers recommendations for director nominees suggested by its members, other directors, management and other interested parties. It will consider stockholder recommendations for director nominees that are sent to the Nominating and Corporate Governance Committee to the attention of the Company's Secretary at the principal offices of the Company. In addition, the By-laws of the Company set forth the process for stockholders to nominate directors for election at an annual meeting of stockholders.

         The process for evaluating prospective nominees for director, including candidates recommended by stockholders, includes meetings from time to time to evaluate biographical information and background material relating to prospective nominees, interviews of selected candidates by members of the Nominating and Corporate Governance Committee and other members of the Board, and application of the Company's general criteria for director nominees set forth in the Company's Corporate Governance Guidelines. These criteria include the prospective nominee's integrity, business acumen, age, experience, commitment, and diligence. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The committee believes that the backgrounds and qualifications of the directors considered as a group should provide a significant breadth of experience, knowledge and abilities to assist the Board in fulfilling its responsibilities. As such, the Nominating and Corporate Governance Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, and with respect to members of the Audit Committee, financial expertise.

         After completing its evaluation, the Nominating and Corporate Governance Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Nominating and Corporate Governance Committee.

         Each director nominee approved by the Nominating and Corporate Governance Committee for inclusion on the Company's proxy card for the 2005 Annual Stockholders Meeting is a current director standing for re-election.

Director Independence

         The Company's Corporate Governance Guidelines require a majority of our Board to be "independent" within the meaning of the NYSE listing requirements including, in the judgment of the Board, the requirement that such directors have no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Board has adopted the following standards to assist it in determining whether a director has a material relationship with the Company. Under these standards, a director will not be considered to have a material relationship with the Company if he or she is not:

                 - A director who is a current employee, or whose immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues;

                  - A director who is (or was within the last three years) an employee, or whose immediate family member is (or was within the last three years) an executive officer, of the Company;

                  - A director who has received, or whose immediate family member has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

                  - (A) A director who is, or whose immediate family member is, a current partner of a firm that is the Company's internal or external auditor;
(B) a director who is a current employee of a firm that is the Company's internal or external auditor; (C) a director whose immediate family member is a current employee of a firm that is the Company's internal or external auditor and participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or (D) a director who was, or whose immediate family member was, within the last three years (but is no longer) a partner or employee of a firm that is the Company's internal or external auditor and personally worked on the Company's audit within that time;

                  - A director who is (or was within the last three years), or whose immediate family member is (or was within the last three years), an executive officer of another company where any of the Company's current executive officers at the same time serve or served on the other company's compensation committee;

                  - A director who is (or was within the last three years) an executive officer of another company that is indebted to the Company, or to which the Company is indebted, in an amount that exceeds one percent (1%) of the total consolidated assets of the other company; and

                  - A director who is a current executive officer of a tax exempt organization that, within the last three years, received discretionary contributions from the Company in an amount that, in any single fiscal year, exceeded the greater of $1 million or 2% of such tax exempt organization's consolidated gross revenues. (Any automatic matching by the Company of employee charitable contributions will not be included in the amount of the Company's contributions for this purpose.)

         Ownership of a significant amount of the Company's stock, by itself, does not constitute a material relationship. For relationships not covered by these standards, the determination of whether a material relationship exists shall be made by the other members of the Board who are independent (as defined above).

         The Board has determined that each of Ms. Ullian, Messrs. Manning, McCabe and O'Leary, and Drs. LaMattina and Porter is "independent" in accordance with the Company's Corporate Governance Guidelines and Section 303A.02 of the listing standards of the NYSE.

Board of Directors Meetings and Committees

         The Board met seven times during 2004. During 2004, each of our directors attended at least 75% of the total number of meetings of the Board and the committees of which such director was a member, except Dr. Porter who attended nine of the 13 meetings of the Board and committees of which he was a member. The Board has a standing audit committee ("Audit Committee"), a standing compensation committee ("Compensation Committee"), and a standing Nominating and Corporate Governance Committee. The Company encourages, but does not require, the members of its

Board to attend the annual meeting of stockholders. Last year, six of our directors attended the 2004 Annual Meeting of Stockholders.

         Audit Committee

         The Audit Committee is responsible for assisting the Board in its oversight of the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the independent auditor's qualifications and independence, and the performance of the Company's internal audit function and independent auditors. Certain responsibilities of our Audit Committee and its activities during fiscal 2004 are described with more specificity in the Report of the Audit Committee in this proxy statement under the heading "REPORT OF THE AUDIT COMMITTEE". The charter of the Audit Committee is attached as Appendix A to this proxy statement and is available on the Company's website at www.thermo.com. A copy of the charter may also be obtained free of charge by writing to the Company care of its Investor Relations Department at the Company's principal executive office located at 81 Wyman Street, Waltham, MA 02451.

         The current members of our Audit Committee are Messrs. Manning (Chairman) and McCabe and Ms. Ullian. The Board has determined that each of the members of the Audit Committee are "independent" within the meaning of SEC rules and regulations, the listing standards of the NYSE, and the Company's Corporate Governance Guidelines, and that each are "financially literate" as is required by the listing standards of the NYSE. The Board has also determined that Mr. Manning qualifies as an "audit committee financial expert" within the meaning of SEC rules and regulations, and that he has accounting and related financial management expertise as is required by the listing standards of the NYSE. The Audit Committee met 18 times during 2004.

         Compensation Committee

         The Compensation Committee is responsible for reviewing and approving compensation matters with respect to the Company's chief executive officer and its other officers, reviewing and recommending to the Board management succession plans, and adopting and administering equity-based plans. Certain responsibilities of our Compensation Committee and its activities during 2004 are described in the Report of the Compensation Committee in this proxy statement under the heading "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION". The charter of the Compensation Committee is available on the Company's website at www.thermo.com. A copy of the charter may also be obtained free of charge by writing to the Company care of its Investor Relations Department at the Company's principal executive office located at 81 Wyman Street, Waltham, MA 02451.

         The current members of our Compensation Committee are Ms. Ullian (Chairperson), and Messrs. LaMattina and Manning. The Board has determined that each of the members of the Compensation Committee is "independent" within the meaning of the listing standards of the NYSE and the Company's Corporate Governance Guidelines. The Compensation Committee met six times during 2004.

         Nominating and Corporate Governance Committee

         The Nominating and Corporate Governance Committee is responsible for identifying persons qualified to serve as members of the Board, recommending to the Board persons to be nominated by the Board for election as directors at the annual meeting of stockholders and persons to be elected by the Board to fill any vacancies, and recommending to the Board the directors to be appointed to each of its committees. In addition, the Nominating and Corporate Governance Committee is responsible for developing and recommending to the Board a set of Corporate Governance Guidelines applicable to the Company (as well as reviewing and reassessing the adequacy of such guidelines as it deems appropriate from time to time) and overseeing the annual self-evaluation of the Board. The charter of the Nominating and Corporate Governance Committee is available on the Company's website at www.thermo.com. A copy of the charter may also be obtained free of charge by writing to the Company care of its Investor Relations Department at the Company's principal executive office located at 81 Wyman Street, Waltham, MA 02451.

         The current members of our Nominating and Corporate Governance Committee are Messrs. O'Leary (Chairman), LaMattina and Porter. The Board has determined that each of the members of the Nominating and Corporate Governance Committee are "independent" within the meaning of the listing standards of the NYSE and the Company's Corporate Governance Guidelines. The Nominating and Corporate Governance Committee met six times during 2004.


Executive Sessions and Presiding Director

         In accordance with the listing standards of the NYSE and the Company's Corporate Governance Guidelines, (a) non-management directors of the Board meet at regularly scheduled executive sessions without management and at such other times as may be requested by a non-management director and (b) independent directors meet at least once a year in an executive session without management and at such other times as may be requested by an independent director. In accordance with the Company's Corporate Governance Guidelines, Ms. Ullian has been appointed to preside (the "Presiding Director") at the meetings of the Company's non-management and independent directors held in executive session without management.


Communications from Stockholders and Other Interested Parties


         The Board has established a process for stockholders and other interested parties to send communications to the Board or any individual director or groups of directors, including the Presiding Director and the non-management and independent directors. Stockholders and other interested parties who desire to send communications to the Board or any individual director or groups of directors should write to the Board or such individual director or group of directors care of the Company's Corporate Secretary, Thermo Electron Corporation, 81 Wyman Street, Waltham, Massachusetts 02451. The Corporate Secretary will relay all such communications to the Board, or individual director or group of directors, as the case may be.


Compensation of Directors


         Cash Compensation


         Each non-management director (except Mr. Manzi) receives an annual retainer of $35,000; a fee of $1,500 per Board meeting attended in person; $1,500 per committee meeting attended in person that occurs on a day other than a day on which there is a Board meeting ($1,000 per committee meeting attended in person that occurs on the same day as a Board meeting); and a fee of $750 per Board and committee meeting attended by means of conference telephone. In addition, the chairmen and other members of the Audit, Compensation, and Nominating and Corporate Governance Committees as well as the independent directors on the Strategy Committee of the Board (the "Strategy Committee"), which committee consists of Dr. Porter (Chairman) and Messrs. Manzi and Dekkers, receive additional compensation for their services in those positions. The chairman of the Audit Committee receives an additional annual retainer of $20,000 and each of the other members of the Audit Committee receives an additional annual retainer of $5,000. The chairman of each of the Compensation Committee and the Nominating and Corporate Governance Committee as well as the chairman of the Strategy Committee receives an additional annual retainer of $5,000 and each other member of the Compensation Committee and Nominating and Corporate Governance Committee receives an additional annual retainer of $3,000. In addition, the Presiding Director receives an annual retainer of $3,000. In December 2003, Mr. Manzi was appointed Chairman of the Board. As Chairman of the Board, Mr. Manzi receives an annual retainer of $250,000 (in lieu of the annual retainer and fees described above). Mr. Dekkers, as an employee of the Company, receives no additional compensation from the Company for service as a director. Payment of the annual retainers and fees are made quarterly. Directors are reimbursed for out-of-pocket expenses incurred in attending Board and committee meetings. In addition, non-management directors resident on the west coast receive an additional $1,000 per meeting attended in person for travel time incurred in attending such meeting.


         Deferred Compensation Plan for Directors

         The Company maintains a deferred compensation plan for its non-management directors (the "Directors Deferred Compensation Plan"). Under the plan, a participant may elect to defer receipt of his or her annual retainers and meeting fees. Amounts deferred under the Directors Deferred Compensation Plan are valued at the end of each quarter as units of Common Stock and, when payable under the plan, may only be paid in shares of Common Stock. The participant does not have any actual ownership of the Common Stock until the deferred amounts are finally paid to the participant pursuant to the Directors Deferred Compensation Plan, provided that additional credits are made to a participant's account for cash and stock dividends that he or she would have received had the participant been the owner of such Common Stock on the record dates for payment of such dividends. As of December 31, 2004, a total of 420,288 shares of Common Stock were available for issuance under the Directors Deferred Compensation Plan, of which deferred units equal to 129,353 shares of Common Stock were accumulated. The American Jobs Creation Act of 2004 applies to non-qualified deferred compensation plans, including the Directors Deferred Compensation Plan, for amounts deferred after December 31, 2004. The Company has "frozen" the terms of the Directors Deferred Compensation Plan in existence as of December 31, 2004 for account balances resulting from amounts deferred through such date. The Company is currently operating the Directors Deferred Compensation Plan for amounts deferred after December 31, 2004 in good faith compliance with the new law and intends to amend the plan with respect to such deferred amounts to the extent necessary to comply with such law when all relevant United States Department of Treasury guidance has been issued, but in any event no later than December 31, 2005 as is required.

         Stock-Based Compensation

         Upon his or her appointment as a director, each non-management director of the Company is granted an option to purchase 15,000 shares of Common Stock. These options vest in three equal annual installments, assuming continued service as a director, and expire on the seventh anniversary of the grant date. The exercise price for these options is the average of the opening and closing prices of the Common Stock as reported on the NYSE on the grant date.

         In connection with his appointment as Chairman of the Board, on December 12, 2003 Mr. Manzi was granted options to purchase 240,000 shares of Common Stock. These options vest in three equal annual installments commencing on December 31, 2004, assuming continued service as Chairman of the Board, and expire on the seventh anniversary of the grant date. The exercise price for these options is the average of the closing prices of the Common Stock as reported on the NYSE for the five trading days immediately preceding and including the grant date. On December 12, 2003, Mr. Manzi was also awarded 15,000 shares of restricted Common Stock that vest in three equal annual installments commencing on December 31, 2004, assuming continued service as Chairman of the Board. On February 25, 2005, Mr. Manzi was awarded 2,500 shares of Common Stock.

         In addition, at the close of business on the date of each Annual Meeting of Stockholders of the Company, each non-management director (other than Mr. Manzi) receives an automatic grant of options to purchase 7,500 shares of Common Stock pursuant to the Company's directors stock option plan (the "Directors Stock Option Plan"). The options vest in three equal annual installments, assuming continued service as a director, and expire on the seventh anniversary of the grant date. The exercise price for these options is the average of the opening and closing prices of the Common Stock as reported on the NYSE on the grant date. As of February 25, 2005, options to purchase 121,569 shares of Common Stock were outstanding under the Directors Stock Option Plan, options to purchase 95,000 shares of Common Stock had been exercised since inception of the Directors Stock Option Plan, and options to purchase 568,425 shares of Common Stock were available for future grant.

Stock Ownership Policy for Directors

         The Compensation Committee has established a stock holding policy for directors of the Company. The stock holding policy requires each director to hold shares of Common Stock equal in value to at least three times the annual cash retainer for directors. Current directors have a period of five years from February 25, 2005 to achieve this ownership level. New directors would have a period of five years from the date of initial election to achieve this ownership level. For the purpose of this policy, a director's election to receive shares of Common Stock in lieu of director retainers and fees will be counted towards this target. Executive officers of the Company are required to comply with a separate stock holding policy established by the Compensation Committee, which is described under the sub-heading "Stock Ownership Policy" under the heading "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION".

Certain Relationships and Related Transactions

         In December 2003, Mr. Manzi was appointed Chairman of the Board.
Mr. Manzi's compensation arrangement with the Company for serving as Chairman of the Board is described under the sub-heading "Compensation of Directors" under the heading "CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS".

                                 STOCK OWNERSHIP

         The following table sets forth, as of February 25, 2005, the beneficial ownership of Common Stock by (a) each director and nominee for director, (b) each of the Company's executive officers named in the summary compensation table set forth under the heading "EXECUTIVE COMPENSATION" (the "named executive officers"), and (c) all directors and current executive officers as a group. In addition, the following table sets forth the beneficial ownership of Common Stock, as of February 25, 2005, with respect to each person who was known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock.




                                                                                                          Percent of
                                                        Options                                             Shares
                                                      Exercisable        Deferred                         Beneficially
             Name(1)                 Shares(2)     within 60 Days(3)   Stock Units(4)       Total           Owned
             -------                 ---------     -----------------   --------------       ------        -------------
Dodge & Cox(5)..................     18,076,734                 - -             - -        18,076,734           11.23%
Guy Broadbent ..................              5             287,813             - -           287,818                *
Marc N. Casper .................         30,993             225,000          10,000           265,993                *
Marijn E. Dekkers...............        114,534           1,497,246          66,666         1,678,446            1.03%
Seth H. Hoogasian...............         28,557             204,137             - -           232,694                *
John L. LaMattina...............          3,000              24,166             - -            27,166                *
Peter J. Manning................          1,000               5,000             - -             6,000                *
Jim P. Manzi....................         18,662             107,610           8,279           134,551                *
Robert A. McCabe................         32,558              10,166          40,384            83,108                *
Robert W. O'Leary...............          1,000              17,461          12,285            30,746                *
Michael E. Porter...............          3,203              27,610             - -            30,813                *
Elaine S. Ullian................            500              27,610           8,898            37,008                *
Peter M. Wilver.................         14,539             111,406             - -           125,945                *

All directors and current
executive officers as a group
(14 persons)....................        264,221           2,720,688         146,512         3,131,421            1.91%

* Less than one percent.

(1) The address of each of the Company's executive officers and directors is c/o Thermo Electron Corporation, 81 Wyman Street, Waltham, MA 02451. Except as reflected in the footnotes to this table, shares of Common Stock beneficially owned consist of shares owned by the indicated person or by that person for the benefit of minor children, and all share ownership includes sole voting and investment power. Generally, stock options granted to the Company's officers and directors may be transferred by them to an immediate family member, a family trust or family partnership.

(2) Shares of Common Stock beneficially owned by Messrs. Casper, Dekkers, Hoogasian, Manzi, Wilver and all directors and current executive officers as a group include 10,000, 108,334, 10,000, 10,000, 5,000, and 145,834 shares, respectively, of restricted Common Stock that may not be sold or transferred until future vesting dates. Shares of Common Stock beneficially owned by Mr. Hoogasian and all directors and current executive officers as a group include 420 and 971 shares, respectively, held in the Company's 401(k) Plan. Shares of Common Stock beneficially owned by Mr. O'Leary include 1,000 shares held in a family trust of which Mr. O'Leary and his spouse are the trustees, each of whom as trustee has sole voting and dispositive power.

(3) Options exercisable within 60 days include options to purchase 3,565, 4,652 and 8,357 shares of Common Stock granted prior to July 2000 to Messrs. Hoogasian, O'Leary and all current directors and executive officers as a group, respectively, that are currently exercisable but subject to certain transfer restrictions, including the right of the Company to repurchase, at the exercise price, the shares issued upon exercise of the options, upon certain events, primarily cessation of service with the Company. These restrictions lapse over time, assuming continued service.

(4) Represents (a) stock-based units accrued under the Directors Deferred Compensation Plan that are payable in Common Stock at the time of distribution (See "CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS -Deferred Compensation Plan for Directors") and (b) restricted Common Stock units owned by Messrs. Dekkers and Casper that have otherwise vested but do not become shares of Common Stock until such officers cease to be employed by the Company. None of these units may be voted or transferred until they become shares of Common Stock.

(5) This information was obtained from the Schedule 13G filed with the Securities and Exchange Commission on February 10, 2005 by Dodge & Cox, 555 California Street, 40th Floor, San Francisco, CA 94104, which reported such ownership as of December 31, 2004. The percentage of shares beneficially owned was calculated using the number of shares of Common Stock outstanding as of February 25, 2005. These shares are beneficially owned by clients of Dodge & Cox, an investment advisor. Dodge & Cox has sole voting power with respect to 16,728,084 shares, shared voting power with respect to 327,400 shares, and sole dispositive power with respect to 18,076,734 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and beneficial owners of more than 10% of the Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and periodic reports of changes in ownership of the Company's securities. Based upon a review of such filings, all Section 16(a) filing requirements applicable to such persons were complied with during 2004.



                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table summarizes compensation for services to the Company received during the last three fiscal years by the Company's chief executive officer and the four other most highly compensated executive officers of the Company during 2004. The executive officers listed below are collectively referred to in this proxy statement as the "named executive officers".


                                                   Summary Compensation Table

------------------------------- ----------- ---------------------------- -------------------------------- ---------------------
                                                Annual Compensation          Long Term Compensation

                                                                              Restricted     Securities
           Name and               Fiscal                                        Stock        Underlying        All Other
      Principal Position           Year*     Salary          Bonus              Awards        Options       Compensation(1)(2)
      ------------------          -----      ------          -----            ---------      ----------     ------------------


Marijn E. Dekkers                  2004     $997,692      $1,107,000           $128,050(3)        --             $209,211
President and Chief Executive      2003     $794,872        $820,800              --              --             $335,455
Officer                            2002     $533,333(4)      430,000(4)      $2,008,000(5)      980,000           $31,985
------------------------------- ----------- ---------------------------- -------------------------------- ---------------------
Guy Broadbent                      2004     $316,868        $191,580              --              --             $250,619(6)
President, Bioscience              2003     $305,513        $212,040              --              --              $74,605
Technologies                       2002     $300,000        $154,500              --            100,000           $27,630
------------------------------- ----------- ---------------------------- -------------------------------- ---------------------
Marc N. Casper                     2004     $425,000        $359,550              --              --              $56,824
Senior Vice President              2003     $359,039        $287,500         $1,211,700(7)        --              $67,622
                                   2002     $300,000        $225,000              --            100,000           $17,500
------------------------------- ----------- ---------------------------- -------------------------------- ---------------------
Seth H. Hoogasian                  2004     $354,369        $223,245           $304,900(8)        --              $37,846
General Counsel                    2003     $324,435        $188,100              --              --             $118,623
                                   2002     $316,200        $162,850              --            142,500           $31,295
------------------------------- ----------- ---------------------------- -------------------------------- ---------------------
Peter M. Wilver                    2004     $316,853(9)     $196,890(9)        $277,000(10)     125,000           $29,735
Chief Financial Officer            2003     $266,237(11)    $148,200(11)          --              --              $31,712
------------------------------- ----------- ---------------------------- -------------------------------- ---------------------

*The Company's year end for fiscal years 2002, 2003 and 2004 was December 28, 2002, December 31, 2003 and December 31, 2004, respectively.

 (1) The amounts presented in this column include (a) matching contributions made on behalf of the named executive officers by the Company pursuant to the Company's 401(k) Plan, except for Mr. Casper in 2002 and (b) the entire amount of earnings (if any) for the year under investment alternatives on deferred compensation balances, except for Mr. Wilver (See "EXECUTIVE COMPENSATION - Deferred Compensation Plan"). For 2004, the dollar value of each such benefit was (1) $9,225 each for matching 401(k) contributions and (2) $177,004, $21,406, $27,855, $6,331 and $0 for Messrs. Dekkers, Broadbent, Casper, Hoogasian and Wilver, respectively, for amounts related to earnings under investment alternatives on deferred compensation balances. In addition, the 2003 amounts in this column include a one-time payment in fiscal year 2003 of $32,231, $6,193, $2,050, $78,451, and $1,910 for Messrs. Dekkers, Broadbent, Casper, Hoogasian and Wilver, respectively, for cumulative unused vacation accrued over their respective tenure with the Company; starting in fiscal 2003, employees at the Company's principal executive office no longer carry forward unused vacation time from one year to the next.

(2) Under SEC rules and regulations, perquisites and other personal benefits that in the aggregate constitute less than the lesser of $50,000 or 10% of the total annual salary and bonus for each named executive officer are permitted to be excluded from the table. The Company has included the major perquisites and personal benefits provided to its named executive officers in this table even though such perquisites and benefits are below this disclosure threshold. As such, in addition to the items referred to in footnote (1) above, the amounts presented under this column also include (a) a car allowance, (b) an allowance for medical related expenses, (c) premiums paid by the Company with respect to long-term disability insurance for the benefit of the named executive officers, except for Mr. Casper in 2002, and (d) with respect to Mr. Dekkers only, premiums paid by the Company for a term life insurance policy for the benefit of Mr. Dekkers. For 2004, the dollar value of each such benefit was (1) $12,500 each for the car allowance, (2) $5,000 each for the medical expense allowance,
(3) $3,182, $2,488, $2,244, $4,790 and $3,010 for Messrs. Dekkers, Broadbent,
Casper, Hoogasian and Wilver, respectively, for long-term disability insurance premiums, and (d) $2,300 for term life insurance premium for Mr. Dekkers.

(3) In January 2004, Mr. Dekkers was awarded 5,000 shares of restricted Common Stock valued at $128,050 on the grant date, pursuant to the terms of his employment agreement, that vest in equal installments over the three-year period commencing on the grant date assuming continued employment on each such date. Mr. Dekkers is entitled to vote the shares of restricted Common Stock and to retain any cash dividends paid with respect to the shares of restricted Common Stock. Any other property distributed with respect to the shares of restricted Common Stock will be subject to the same rights and restrictions as the shares of restricted Common Stock in the same manner and for so long as the shares of restricted Common Stock remain subject to such rights and restrictions. At the end of fiscal year 2004, Mr. Dekkers held 5,000 shares of restricted Common Stock with an aggregate value of $150,950.

(4) The salary and bonus reported for 2002 represents the amount paid to Mr. Dekkers for the full year, reflecting the portion of the year during which he performed services as chief executive officer of the Company and the portion of the year in which he performed services as president and chief operating officer of the Company. See "EXECUTIVE COMPENSATION - Employment Agreement".

(5) In November 2002, Mr. Dekkers was awarded 100,000 restricted Common Stock units valued at $2,008,000 on the grant date, pursuant to the terms of his employment agreement, that vest in equal annual installments over the three-year period commencing on the grant date (assuming continued employment) and, provided further, the units do not become shares of Common Stock nor do the restrictions on transfer lapse until Mr. Dekkers ceases to be an employee of the Company. At the end of fiscal 2004, Mr. Dekkers held (a) 33,334 shares of unvested restricted Common Stock units with an aggregate value of $1,006,353 and
(b) 66,666 shares of vested restricted Common Stock units with an aggregate value of $2,012,647.

(6) This amount includes a payment of $200,000 to Mr. Broadbent in July 2004 for his role in successfully completing the sale of the Company's optical technologies segment (of which he was president).

(7) In February 2003, Mr. Casper was awarded 30,000 shares of restricted Common Stock valued at $517,200 on the grant date that vest in equal installments over a three-year period commencing on the grant date (assuming continued employment). Mr. Casper is entitled to vote the shares of restricted Common Stock and to retain any cash dividends paid with respect to the shares of restricted Common Stock. Any other property distributed with respect to the shares of restricted Common Stock will be subject to the same rights and restrictions as the shares of restricted Common Stock in the same manner and for so long as the shares of restricted Common Stock remain subject to such rights and restrictions. In November 2003, Mr. Casper was awarded 30,000 restricted Common Stock units valued at $694,500 on the grant date that vest in equal installments over a three-year period commencing on the grant date (assuming continued employment) and, provided further, the units do not become shares of Common Stock nor do the restrictions on transfer lapse until Mr. Casper ceases to be an employee of the Company. At the end of fiscal year 2004, Mr. Casper held (a) 20,000 shares of restricted Common Stock with an aggregate value of $603,800, (b) 20,000 shares of unvested restricted Common Stock units with an aggregate value of $603,800, and (c) 10,000 shares of vested restricted Common Stock units with an aggregate value of $301,900.

(8) In June 2004, Mr. Hoogasian was awarded 10,000 shares of restricted Common Stock valued at $304,900 on the grant date, that vest in equal installments over a two-year period commencing on the grant date (assuming continued employment). Mr. Hoogasian is entitled to vote the shares of restricted Common Stock and to retain any cash dividends paid with respect to the shares of restricted Common Stock. Any other property distributed with respect to the shares of restricted Common Stock will be subject to the same rights and restrictions as the shares of restricted Common Stock in the same manner and for so long as the shares of restricted Common Stock remain subject to such rights and restrictions. At the end of fiscal year 2004, Mr. Hoogasian held 10,000 shares of restricted Common Stock with an aggregate value of $301,900.

(9) Mr. Wilver was promoted to chief financial officer of the Company in October 2004. The salary and bonus reported for 2004 represent the amount paid to Mr. Wilver for the full year, reflecting the portion of the year in which he performed services as chief financial officer of the Company and the portion of the year in which Mr. Wilver performed services as vice president of financial operations of the Company.

(10) In February 2004, Mr. Wilver was awarded 10,000 shares of restricted Common Stock valued at $277,000 on the grant date that vest in equal installments over a two-year period commencing on the grant date (assuming continued employment). Mr. Wilver is entitled to vote the shares of restricted Common Stock and to retain any cash dividends paid with respect to the shares of restricted Common Stock. Any other property distributed with respect to shares of restricted Common Stock will be subject to the same rights and restrictions as the shares of restricted Common Stock in the same manner and for so long as the shares of restricted Common Stock remain subject to such rights and restrictions. At the end of fiscal year 2004, Mr. Wilver held 10,000 shares of restricted Common Stock with an aggregate value of $301,900.

(11) Mr. Wilver became an executive officer of the Company on May 15, 2003. The salary and bonus reported for 2003 represent amounts paid to Mr. Wilver for the entire year.

Stock Options Granted During Fiscal 2004

         Generally, stock options are granted in February of each year in connection with the Compensation Committee's establishment of officer compensation levels for each such year, but additional grants may be made periodically as deemed appropriate by the Compensation Committee. However, the Company did not grant any stock options to its named executive officers in fiscal year 2004, other than Mr. Wilver in connection with his appointment as chief financial officer of the Company, because the stock options granted to them in November 2002 were intended to be made in lieu of such annual grants of stock options to such officers for fiscal years 2003 and 2004. The following table sets forth information concerning individual grants of stock options made during fiscal year 2004 to the Company's named executive officers. It has not been the Company's policy in the past to grant stock appreciation rights, and no such rights were granted to the named executive officers during fiscal year 2004.



                                                   Option Grants 2004
                                                   ------------------
                                  Individual Grants
                                  ------------------
                                          Percent of
                           Number of    Total Options                                   Potential Realizable Value at
                           Securities     Granted to                                     Assumed Annual Rates of Stock
                           Underlying    Employees in   Exercise Price   Expiration      Price Appreciation for Option
      Name                Options (1)    Fiscal Year      Per Share         Date                  Term (2)
      ----                 -----------    -----------      ---------         ----                  --------
                                                                                              5%               10%
                                                                                              --               ---
Marijn E. Dekkers               -              -               -              -                -                -
-------------------------------------------------------------------------------------------------------------------------
Guy Broadbent                   -              -               -              -                -                -
-------------------------------------------------------------------------------------------------------------------------
Marc N. Casper                  -              -               -              -                -                -
-------------------------------------------------------------------------------------------------------------------------
Seth H. Hoogasian               -              -               -              -                -                -
-------------------------------------------------------------------------------------------------------------------------
Peter M. Wilver             125,000          7.69%          $30.59         06/02/11       $1,556,650        $3,627,662
-------------------------------------------------------------------------------------------------------------------------

(1) All of the options reported vest in three equal annual installments over a three-year period from the date of grant, provided that the optionee continues to be employed by the Company. Upon a change in control of the Company, all options become immediately exercisable.

(2) The amounts shown in this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to the expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of the common stock of the granting company, the optionee's continued employment through the option period and the date on which the options are exercised.

Stock Options Exercised During Fiscal 2004 and Fiscal Year-End Option Values

         The following table reports information regarding stock option exercises during fiscal year 2004 and outstanding stock options held at the end of fiscal year 2004 by the Company's named executive officers. No stock appreciation rights were exercised or were outstanding during fiscal year 2004.


                   Aggregated Option Exercises In Fiscal 2004 and Fiscal 2004 Year-End Option Values

                                                                                                    Value of
                                                                  Number of                       Unexercised
                                                            Securities Underlying                In-the-Money
                                                                 Unexercised                    Options at Fiscal
                           Shares                           Options at Fiscal                      Year-End
                       Acquired on        Value           Year-End (Exercisable/                 (Exercisable/
       Name              Exercise       Realized (1)         Unexercisable) (2)                 Unexercisable) (2)
       ----              --------       ------------         ------------------               ------------------
Marijn E. Dekkers            -               -              1,430,017/ 847,229              $14,337,088/ $8,871,223
-------------------------------------------------------------------------------------------------------------------------
Guy Broadbent                -               -                287,813/ 100,000               $2,217,756/ $1,052,000
-------------------------------------------------------------------------------------------------------------------------
Marc N. Casper             50,000       $389,385              225,000/ 100,000               $1,802,250/ $1,052,000
-------------------------------------------------------------------------------------------------------------------------
Seth H. Hoogasian          51,895       $799,337              190,913/ 114,167               $2,296,603/ $1,192,537
-------------------------------------------------------------------------------------------------------------------------
Peter M. Wilver              -              -                 101,406/ 235,000                 $859,417/ $1,151,200
-------------------------------------------------------------------------------------------------------------------------

(1) The amounts shown in this column represent the difference between the option exercise price and the market price on the date of exercise.

(2) Generally, options outstanding at the end of the fiscal year that were granted prior to July 2000 are exercisable immediately. However, these options are subject to certain transfer restrictions and the right of the Company to repurchase, at the exercise price, the shares issued upon exercise of the options, upon certain events, primarily cessation of employment with the Company. The restrictions and repurchase rights lapse over periods of up to 10 years, depending on the term of the option, which may range from 3 to 12 years. The amount reported for Mr. Hoogasian for the number of securities underlying exercisable options at fiscal year end include options to purchase 4,818 shares of Common Stock granted prior to July 2000 to Mr. Hoogasian that are subject to these transfer restrictions. The amount reported for the value of securities underlying exercisable options at fiscal year end for Mr. Hoogasian includes $71,298 for options to purchase Common Stock granted prior to July 2000 that are subject to these restrictions. Options outstanding at the end of the fiscal year that were granted in and after July 2000 generally vest ratably over three years after the grant date, provided that the optionee continues employment with the Company, except (i) that options granted in November 2002 vest ratably over three years commencing on the third anniversary of the grant date, and (ii) that, pursuant to Mr. Dekkers' employment agreement, he is entitled to accelerated vesting in certain circumstances in connection with the termination of his employment with the Company. See "EXECUTIVE COMPENSATION - Employment Agreement". Upon a change in control of the Company, all options, regardless of the grant date, become immediately exercisable and cease to be subject to transfer restrictions and the Company's repurchase rights.

Change in Control Retention and Severance Agreements

         Executive Change in Control Retention Agreements

         Thermo Electron has entered into executive retention agreements with its executive officers and certain other key employees that provide severance benefits if there is a change in control of Thermo Electron and their employment is terminated by the Company without "cause" or by the individual for "good reason", as those terms are defined therein, within 18 months thereafter. For purposes of these agreements, a change in control exists upon (i) the acquisition by any person of 40% or more of the outstanding Common Stock or voting securities of Thermo Electron; (ii) the failure of the Board to include a majority of directors who are "continuing directors", which term is defined to include directors who were members of the Board on the date of the agreement or who subsequent to the date of the agreement were nominated or elected by a majority of directors who were "continuing directors" at the time of such nomination or election; (iii) the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving Thermo Electron or the sale or other disposition of all or substantially all of the assets of Thermo Electron unless immediately after such transaction (a) all holders of Common Stock immediately prior to such transaction own more than 60% of the outstanding voting securities of the resulting or acquiring corporation in substantially the same proportions as their ownership immediately prior to such transaction and (b) no person after the transaction owns 40% or more of the outstanding voting securities of the resulting or acquiring corporation; or (iv) approval by stockholders of a complete liquidation or dissolution of Thermo Electron.

         The executive change in control retention agreements with each of Messrs. Dekkers, Broadbent, Casper, Hoogasian, and Wilver provide that, upon a change in control, all options to purchase Common Stock held by the individual as of the date of the change in control shall become fully vested and immediately exercisable, and shares of Common Stock issued upon exercise of such stock options and all shares of restricted Common Stock held by the individual as of the date of the change in control will no longer be subject to the right of repurchase by the Company.

         These agreements also provide that, in the event the individual's employment is terminated in connection with a change in control, the individual would be entitled to a lump sum payment equal to the sum of (a) in the case of Mr. Dekkers, three times, and in the case of Messrs. Broadbent, Casper, Hoogasian, and Wilver, two times, the individual's highest annual base salary in any 12-month period during the prior five-year period, plus (b) in the case of Mr. Dekkers, three times, and in the case of Messrs. Broadbent, Casper, Hoogasian, and Wilver, two times, the individual's highest annual bonus in any 12-month period during the prior five-year period. In addition, the individual would be provided employee benefits substantially equivalent to the benefits package the individual would have otherwise been entitled to receive if the individual was not terminated for a period of, in the case of Mr. Dekkers, three years, and in the case of Messrs. Broadbent, Casper, Hoogasian, and Wilver, two years, after such termination. Finally, the individual would be entitled to a cash payment equal to, in the case of Mr. Dekkers, $25,000, and in the case of Messrs. Broadbent, Casper, Hoogasian, and Wilver, $20,000, to be used toward outplacement services.

         In the event that payments under these agreements are deemed to be so-called "excess parachute payments" under the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), the individuals would be entitled to receive a gross-up payment equal to the amount of any excise tax payable by such individual with respect to such payment plus the amount of all other additional taxes imposed on such individual attributable to the receipt of the gross-up payment.

         Executive Severance Agreements

         The Company has entered into executive severance agreements with its executive officers and certain other key employees that provide severance benefits in the event their employment is terminated by the Company without "cause" (as such term is defined therein). The severance agreements with each of Messrs. Broadbent, Casper, Hoogasian, and Wilver provide that, in the event such individual's employment is terminated by the Company without cause, he will be entitled to a lump sum severance payment equal to 1.5 times his annual base salary then in effect, except that if the individual receives benefits under the executive change in control retention agreement described above, he will not be entitled to receive benefits under the executive severance agreement. In addition, for 18 months after the date of termination, the individual would be provided medical, dental and life insurance benefits at least equal to those he would have received had his employment not been terminated, or if more favorable, to those in effect generally during such period with respect to peer executives of the Company. Finally, the individual would be entitled to up to $20,000 of outplacement services until the earlier of 12 months following his termination or the date he secures full-time employment. Mr. Dekkers also has severance provisions in his employment agreement. See "EXECUTIVE COMPENSATION -- Employment Agreement".

Deferred Compensation Plan

         The Company maintains a deferred compensation plan for its executive officers and certain other highly compensated employees (the "Deferred Compensation Plan"). Under the Deferred Compensation Plan, a participant has the right to defer receipt of his or her annual base salary (up to 90%) and/or bonus (up to 100%) until he or she ceases to serve as an employee of the Company or until a future date while the participant continues to be an employee of the Company. Under the Deferred Compensation Plan, the Company credits (or debits) a participant's account with the amount that would have been earned (or lost) had the deferred amounts been invested in one or more of three different funds that are available under the Deferred Compensation Plan (an equity index fund, a bond index fund, and a money market fund) as selected by the participant. The participant does not have any actual ownership in these funds. Any gains (or losses) on amounts deferred are not taxable until deferred amounts are paid to the participant. All amounts in the participant's deferred account represent unsecured obligations of the Company. The American Jobs Creation Act of 2004 applies to non-qualified deferred compensation plans, including the Deferred Compensation Plan, for amounts deferred after December 31, 2004. The Company has "frozen" the terms of the Deferred Compensation Plan in existence as of December 31, 2004 for account balances resulting from amounts deferred through such date. The Company is currently operating the Deferred Compensation Plan for amounts deferred after December 31, 2004 in good faith compliance with the new law and intends to amend the plan with respect to such deferred amounts to the extent necessary to comply with such law when all relevant United States Department of Treasury guidance has been issued, but in any event no later than December 31, 2005 as is required.

Employment Agreement

         Employment Agreement with Mr. Dekkers

         The amended and restated employment agreement with Mr. Dekkers, president and chief executive officer of the Company, dated November 21, 2002 and amended February 11, 2004 and February 25, 2005 ("the Employment Agreement"), is for a five-year term ending December 31, 2007. The Employment Agreement provides for a minimum annual base salary of $1,000,000 and a minimum annual incentive-bonus of $900,000 (90% of base salary). On February 25, 2005, the Compensation Committee increased Mr. Dekkers' annual incentive bonus target for 2005 to $950,000 (95% of base salary). The actual amount paid as a bonus in any given year is a multiple of zero to two times the target amount.

         Pursuant to the Employment Agreement, on November 21, 2002 the Company awarded Mr. Dekkers (i) 100,000 restricted Common Stock units that vest in equal annual installments over the three-year period commencing on the grant date so long as Mr. Dekkers is employed with the Company on each such date and, provided further, that such units shall not become shares of Common Stock until Mr. Dekkers ceases to be an employee of the Company for any reason; and (ii) options to purchase 780,000 shares of Common Stock expiring November 21, 2012 that vest in equal annual installments over the three-year period commencing on the third anniversary of the grant date, so long as Mr. Dekkers is employed with the Company on each such date, at an exercise price equal to the average of the closing prices of the Common Stock as reported on the NYSE for the five business days preceding and including the grant date. In addition, the Employment Agreement provides that in each of the years 2005, 2006 and 2007, subject to Mr. Dekkers' continued employment with the Company and shareholder approval of a new stock option plan if the then existing plans have been depleted at such time, Mr. Dekkers will be granted options to purchase 260,000 shares of Common Stock expiring seven to ten years from the grant date that vest in equal annual installments over the three-year period commencing on the grant date, so long as Mr. Dekkers is employed with the Company on each such date, at an exercise price equal to the average of the opening and closing prices of the Common Stock as reported on the NYSE on the grant date. Pursuant to his original employment agreement, in March 2002, Mr. Dekkers received an option to purchase 200,000 shares of Common Stock expiring seven years from the grant date at an exercise price equal to the average of the closing prices of the Common Stock as reported on the NYSE for the five business days preceding and including the grant date. Pursuant to the Employment Agreement, in January 2004 the Company awarded Mr. Dekkers 5,000 shares of restricted Common Stock that vest in equal installments over the three-year period commencing on the grant date, assuming Mr. Dekkers is employed with the Company on each such date. In addition, the Employment Agreement provides that each year Mr. Dekkers serves as the Company's chief executive officer he will receive a similar award of restricted stock, which he received in January 2005.

         If Mr. Dekkers' employment is terminated (i) by the Company without "cause" or by Mr. Dekkers with "good reason", he will be entitled to: (A) an amount equal to: (1) his then current base salary for the 36-month period following the termination date, (2) a pro-rata bonus for the year in which the termination date occurs, and (3) $2,160,000 (in lieu of his annual incentive bonus for the 36-month period); and (B) medical and dental insurance benefits for a period of three years after the termination date; (ii) due to his disability, he will be entitled to: (A) disability benefits in accordance with the long-term disability ("LTD") program then in effect for senior executives of the Company; (B) his then current base salary through the end of the LTD elimination period; (C) a pro-rata bonus for the year in which the termination date occurs; and (D) medical and dental insurance benefits for a period of 24 months after the termination date; (iii) due to his death, his estate or his beneficiaries will be entitled to a pro-rata bonus for the year in which the termination date occurs; and (iv) due to the expiration of the then-current term of the agreement, he will be entitled to: (A) an amount equal to the sum of (1) his then current base salary for the 24-month period following the termination date, and (2) $1,440,000 (in lieu of his annual incentive bonus for the 24-month period); and (B) medical and dental insurance benefits for a period of 24 months after the termination date.

         In addition, if Mr. Dekkers' employment is terminated due to his death or disability, by the Company without "cause", by Mr. Dekkers with "good reason", or due to the expiration of the then-current term of the agreement, (i) all stock options will become fully vested and all stock options granted prior to November 21, 2002 will remain exercisable until two years from the termination date (but in no event beyond the expiration date of the options) and all stock options granted on or after November 21, 2002 shall remain exercisable until three years from the termination date (but in no event beyond the expiration date of the options); and (ii) the transfer restrictions on all shares of restricted Common Stock and/or restricted Common Stock units granted to him will lapse. If Mr. Dekkers' employment is terminated by the Company for "cause", (A) no further vesting of stock options shall occur and he shall have 90 days (except for the options granted to Mr. Dekkers in 2005, which shall cease to be exercisable immediately) to exercise all vested and outstanding stock options (but in no event beyond the expiration date of the options); and
(B) all shares of restricted Common Stock and/or restricted Common Stock units granted to him as to which transfer restrictions have not lapsed shall be forfeited. If Mr. Dekkers' employment is terminated by Mr. Dekkers without "good reason", (X) no further vesting of stock options shall occur and he shall have 90 days to exercise all vested and outstanding stock options (but in no event beyond the expiration date of the options); and (Y) all shares of restricted Common Stock and/or restricted Common Stock units granted to him as to which transfer restrictions have not lapsed shall be forfeited.

         The Employment Agreement provides that immediately prior to the consummation of a change in control, all options to purchase Common Stock held by Mr. Dekkers as of the date of the change in control will become fully vested and immediately exercisable, and shares of Common Stock issued upon exercise of such stock options and all shares of restricted Common Stock held by Mr. Dekkers as of the date of the change in control will no longer be subject to the right of repurchase by the Company. In the event his employment is terminated after a change in control, he will be entitled to receive benefits under either the Employment Agreement or the executive retention agreement described above under the sub-heading "Change in Control and Severance Agreements", but not both.



                      EQUITY COMPENSATION PLAN INFORMATION

         The following table provides information as of December 31, 2004 with respect to the Common Stock that may be issued under the Company's existing equity compensation plans. Reference is made to the footnotes to the table for additional detail with respect to the compensation plans.

------------------------------- --------------------------- ------------------------- -----------------------------------
                                           (a)                       (b)                          (c)
                                                                                        Number of securities remaining
                                 Number of securities to        Weighted average        available for future issuance
                                 be issued upon exercise       exercise price of       under equity compensation plans
                                 of outstanding options,      outstanding options,          (excluding securities
        Plan Category              warrants and rights        warrants and rights        reflected in column (a))(1)
        -------------              -------------------        -------------------        ---------------------------
------------------------------- --------------------------- ------------------------- -----------------------------------
Equity Compensation Plans
  Approved By Security                  7,111,700                    $21.33                       4,417,462
  Holders(2)(3)
------------------------------- --------------------------- ------------------------- -----------------------------------
Equity Compensation Plans Not
  Approved By Security                  2,611,377                    $20.98                         247,178
  Holders(4)(5)(6)
------------------------------- --------------------------- ------------------------- -----------------------------------

Total                                   9,723,077                    $21.24                       4,664,640

------------------------------- --------------------------- ------------------------- -----------------------------------

(1) These securities may be issued as restricted stock as well as being available for issuance upon the exercise of options, restricted stock units or other rights.

(2) Column (a) includes (i) an aggregate of 130,000 restricted Common Stock units granted to Messrs. Dekkers and Casper that vest in equal installments over the three-year period commencing on the date of grant (assuming continued employment), provided that such units do not become shares of Common Stock until such named executive officers cease to be employees of the Company and (ii) an aggregate of 129,353 Common Stock-based units accrued under the Directors Deferred Compensation Plan for deferred directors fees and retainers accrued through December 31, 2004. Column (c) includes an additional 290,935 shares that are available under the Directors Deferred Compensation Plan. See "CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS -- Deferred Compensation Plan for Directors" for additional information regarding this plan. The weighted average exercise price set forth in column (b) does not take into account the restricted Common Stock units and Common Stock-based units included in column (a).

(3) Column (a) does not include shares issuable under the Thermo Electron Corporation Employees' Stock Purchase Plan (the "ESPP"), which has a remaining shareholder approved reserve of 480,440 shares. Under the ESPP, each eligible employee may purchase a limited number of shares of the Common Stock on the first trading day of each year at a purchase price equal to 85% of the lower of the fair market value of the Common Stock as of either the first trading day of the previous calendar year or the last trading day of the previous calendar year. The remaining shareholder approved reserve is included in column (c).

(4) Column (a) does not include shares issuable under the Thermo Electron Corporation Save as You Earn Plan (the "SAYE Plan"), which has a remaining reserve of 86,871 shares. Under the SAYE Plan, each eligible employee in the United Kingdom may purchase a limited number of shares of the Common Stock at the end of the savings contract period in April of 2005 at a purchase price equal to 85% of the fair market value of the Common Stock as of the trading day immediately preceding the invitation date in January 2002. The remaining reserve is included in column (c).

(5) Equity compensation plans not approved by the Company's stockholders are:
(i) the Thermo Electron Corporation Employees Equity Incentive Plan under which 160,307 shares are available for future issuance; (ii) the 2000 Employees Equity Incentive Plan under which no shares are available for future issuance, and
(iii) the Thermo Electron Corporation Save as You Earn Plan under which 86,871 shares are available for future issuance. The material terms of these plans are described below.

(6) The information relating to equity compensation plans not approved by the Company's stockholders does not include options to purchase shares of the Company's formerly majority-owned subsidiaries which became options to purchase shares of the Company when the outside interests in those subsidiaries were repurchased by the Company during 1999 through 2002. All of the plans pursuant to which these options were granted have been frozen and no additional grants will be made. Options to purchase an aggregate of 1,428,878 shares at a weighted average exercise price of $14.70 per share are outstanding under these plans.

Thermo Electron Corporation Employees Equity Incentive Plan

         The Thermo Electron Corporation Employees Equity Incentive Plan (the "Employees Equity Plan") was adopted to secure for the Company and its stockholders the benefits arising from capital stock ownership by employees of and consultants to the Company. The Employees Equity Incentive Plan is administered by the Company's Board (or a committee thereof), which has the full authority, among other things, to (i) select the persons to whom awards will be granted, (ii) determine the terms and conditions of the awards, and (iii) amend or terminate the plan. Under the Employees Equity Plan, 3,488,867 shares were originally reserved for issuance. Participants may receive non-statutory stock options, restricted stock awards, deferred stock awards (also known as restricted stock units) and performance awards (which may consist of stock and/or cash). The exercise price of stock options granted may not be less than 85% of the fair market value of the Company's shares on the date of the grant. The plan also provides for acceleration of the vesting provisions of an award in the event of a "change in control" as the term is defined in the plan.

Thermo Electron Corporation 2000 Employees Equity Incentive Plan

         The Thermo Electron Corporation Employees Equity Incentive Plan (the "2000 Employees Equity Plan") was adopted to secure for the Company and its stockholders the benefits arising from capital stock ownership by employees of and consultants to the Company. The 2000 Employees Equity Incentive Plan is administered by the Company's Board (or a committee thereof), which has the full authority, among other things, to (i) select the persons to whom awards will be granted, (ii) determine the terms and conditions of the awards, and (iii) amend or terminate the plan. Under the 2000 Employees Equity Incentive Plan, 1,106,660 shares were originally reserved for issuance; as of December 31, 2004, no shares are available for future issuance under the plan. Under the 2000 Employees Equity Incentive Plan, participants may receive non-statutory stock options, restricted stock awards, deferred stock awards (also known as restricted stock units) and performance awards (which may consist of stock and/or cash). The exercise price of stock options granted under the plan may not be less than 85% of the fair market value of the Company's shares on the date of the grant. The plan also provides for acceleration of the vesting provisions of an award in the event of a "change in control" as the term is defined in the plan.

Thermo Electron Corporation SAYE Plan

         The Thermo Electron Corporation Save As You Earn Plan (the "SAYE Plan") was adopted to provide the benefits arising from capital stock ownership by employees of the Company. In January 2002 qualifying employees in the United Kingdom were eligible to participate in the SAYE Plan. Under the SAYE Plan participating employees may have up to (pound) 250 per month contributed to a share-save account through payroll deductions during the three-year savings period. At the end of the savings period (April 2005), the Company will contribute a tax-free bonus to each participant's savings accounts in an amount equal to two monthly payments by the participant, at which time the participants can elect to either purchase shares of Common Stock at 85% of the fair market value of the shares as of the beginning of the plan period in January 2002 using all or a portion of the amount contributed by them (and the Company) to their savings accounts, or to withdraw such amounts. As of December 31, 2004, 86,871 shares were reserved for issuance under the SAYE Plan.


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Philosophy

         The Compensation Committee has overall responsibility for establishing compensation for the Company's chief executive officer and its other officers. It also administers the Company's equity based plans. The full text of the Compensation Committee's charter is available on the Company's website at www.thermo.com.

         The compensation program established by the Compensation Committee for the Company's officers, including its executive officers, is designed to meet the following objectives: (a) motivate the Company's officers in achieving long-term value for the Company's stockholders and other business objectives of the Company, (b) attract and retain highly qualified individuals, (c) recognize individual, business unit and Company performance and behavior consistent with the Company's values, and (d) to encourage stock ownership by the Company's officers in order to align their financial interests with the long-term interests of the Company's stockholders.

         In order to achieve such objectives, the major elements of the Company's compensation program for its officers are annual cash and long-term incentive compensation. Annual cash compensation is composed of base salary and annual, performance-based cash incentive awards. Long-term incentive compensation consists of stock-based awards such as stock options and restricted stock or restricted stock units.

         The Compensation Committee considers all elements of the Company's compensation program for a given year with respect to each of its officers, including their base salary, annual cash incentive awards, long-term incentive compensation (stock-based awards), and perquisites for such year. It uses market surveys and analyses prepared by outside consulting firms retained by the committee to stay informed of developments in the design of compensation packages generally and to benchmark its officer compensation program against those of companies with whom we compete for executive talent to ensure our compensation program is in line with current marketplace standards. Internal fairness of compensation within the Company is also an important element of the Compensation Committee's compensation philosophy. As such, the Compensation Committee evaluates individual executive compensation through the use of compensation comparisons with other officers of the Company who have similar levels of responsibility. The Compensation Committee also considers the tax and accounting consequences of various compensation arrangements in establishing an appropriate compensation program for the Company's officers.

Cash Compensation

         Base Salary

         Each year, the Compensation Committee reviews and establishes the base salary of the Company's officers. Generally, officer base salaries are adjusted based on market parity (to reflect competitive salary levels in the competitive market), internal parity (fairness within the Company), and other considerations, such as promotions (to reflect increases in responsibility). To gauge market conditions, the Compensation Committee evaluates the market surveys and peer group analyses prepared by outside consulting firms retained by the committee. Base salary is then generally targeted at the competitive median for similar positions at such peer group companies.

         Annual Cash Incentive Awards for Officers

         Annual cash incentive awards for the Company's executive officers are granted under the Company's 2003 Annual Incentive Award Plan (the "162(m) Plan"), which was approved by the stockholders of the Company at its 2003 Annual Meeting of Stockholders. The 162(m) Plan was adopted to ensure the tax deductibility of the annual bonus that may be earned by executive officers of the Company. Section 162(m) of the Internal Revenue Code generally does not allow publicly-held companies to obtain tax deductions for compensation of more than $1,000,000 paid in any year to any of their chief executive officer and four other most highly paid executive officers unless the payments are made under qualifying "performance-based" compensation plans.

         Under the 162(m) Plan, in the first quarter of a calendar year the Compensation Committee selects a performance goal for the year. For 2004, the Company selected the financial measure of earnings before interest, taxes and amortization, excluding the impact of charges for restructuring, discontinued operations, extraordinary items, other unusual or non-recurring items and cumulative effects of accounting changes ("Adjusted EBITA"). Each executive officer was awarded a percentage of Adjusted EBITA for the year, subject to the right of the Committee to lower, but not raise, the actual bonuses paid. In early 2005, the Compensation Committee elected to lower the 2004 bonuses payable under the 162(m) Plan to the amounts computed in accordance with the process described below for the Company's annual incentive program for the year based on the Compensation Committee's determinations as to the level of achievement of the supplemental performance measures under the Company's annual incentive program for 2004.

         In the first quarter of a calendar year, the Compensation Committee establishes a target incentive cash award amount under the Company's annual incentive program for each officer of the Company, including executive officers. This amount, which is a percentage of base salary, is determined by the Compensation Committee based on the salary level and position of the officer within the Company. The amount actually awarded to an officer varies with the performance of the officer and the Company as a whole. Performance is evaluated by using financial measures of corporate performance and an evaluation of the officers' qualitative contributions to the achievement of specified business objectives of the Company.

         For 2004, the financial measures established by the Compensation Committee under the Company's annual incentive program were growth in revenue (adjusted for the impact of acquisitions and divestitures and for foreign currency changes) and earnings (adjusted for restructuring charges and certain other items of income or expense) before interest, taxes and amortization as a percentage of revenue. A range of performance for each financial measure corresponds with a multiplier of 0 to 2, and a range of performance for each qualitative measure corresponds with a multiplier of 0 to 1.5. For each of the financial measures, the Company's actual performance was measured relative to the Company's internal operating plan for 2004. The weighting of the financial and qualitative measures for 2004 was as follows: 35% for revenue growth, 35% for growth in earnings as a percentage of revenue, and 30% for the qualitative measures. After giving effect to the weighting of the measures, a composite final multiplier was applied to the target cash bonus amounts for all of the Company's officers, including its executive officers. The sum of these amounts was added together to form a bonus pool for all of the Company's officers, including its executive officers, and was allocated by the Compensation Committee among such officers. For 2004, the chief executive officer and four of the other six executive officers of the Company were allocated the same percentage of their target bonuses (123%).

         Other Cash Incentive Awards

         In addition to the annual cash incentive awards awarded by the Compensation Committee to the Company's officers, the Compensation Committee may periodically award additional cash incentive awards to an officer of the Company as deemed appropriate by the Compensation Committee to achieve the varying objectives of the compensation program described above, such as recognizing individual performance, as well as other considerations.

Long-Term Incentive Compensation

         The Compensation Committee believes that the inclusion of long-term incentive compensation, which consists of stock-based awards such as stock options and shares of restricted stock or restricted stock units, in the Company's compensation program accomplishes many objectives, including officer retention and the encouragement of stock ownership by the Company's executive officers and other key employees in order to align their financial interests with the long-term interests of the Company's stockholders and closely linking officer compensation to the Company's stock performance.

         Generally, awards of stock options are reviewed annually, but additional awards of stock options and/or restricted stock may be made periodically as deemed appropriate by the Compensation Committee to achieve the varying objectives of the compensation program described above, such as executive retention, as well as other considerations, such as in the event of a promotion (to reflect an increase in responsibility). In November 2002, the Compensation Committee granted stock option awards to the Company's officers that were intended to be made in lieu of annual awards of stock options to such officers in fiscal years 2003 and 2004 and vest in three annual equal installments commencing on the third anniversary of the grant date (assuming continued employment). This vesting schedule was selected as a long-term retention measure.

Stock Ownership Policy

         The Compensation Committee has established a stock holding policy that the chief executive officer hold shares of Common Stock equal in value to at least four times his annual base salary and that each other executive officer hold shares of Common Stock equal in value to at least two times his or her annual base salary. The current chief executive officer and other current executive officers have a period of five years from February 25, 2005 to achieve this ownership level. New executive officers would have a period of five years from the date of initial appointment as an executive officer to achieve this ownership level. For purposes of this policy, shares of restricted Common Stock and restricted Common Stock units are counted towards the target.

Policy on Deductibility of Compensation

         The Compensation Committee also considers the potential effect of
Section 162(m) of the Internal Revenue Code in designing its compensation program, but reserves the right to use its independent judgment to approve nondeductible compensation, while taking into account the financial effects such action may have on the Company. Section 162(m) limits the tax deduction available to public companies for annual compensation that is paid to the Company's named executive officers in excess of $1,000,000, unless the compensation qualifies as "performance-based" or is otherwise exempt from
Section 162(m). The Company's equity compensation plans under which its executive officers may receive stock options and its 2003 Annual Incentive Award Plan under which the Company's executive officers may receive annual cash incentive awards are intended to qualify for the deduction.

2004 CEO Compensation

         In determining the chief executive officer's compensation for 2004, the Compensation Committee reviewed all elements of Mr. Dekkers' total compensation, as it did for each of the other officers of the Company, including his base salary, annual cash incentive award, long-term incentive compensation (stock-based awards), and executive perquisites. Mr. Dekkers' Employment Agreement provides minimum requirements with respect to certain components of his compensation. In connection with the departure of the former executive chairman of the Company and the corresponding assumption by Mr. Dekkers of certain additional responsibilities, the Compensation Committee amended Mr. Dekkers' Employment Agreement in February 2004 to (a) increase his annual base salary for 2004 to $1,000,000, (b) increase his annual incentive award target for 2004 to $900,000 (90% of his salary), and (c) provide for an annual award of 5,000 shares of restricted Common Stock to Mr. Dekkers that vest in equal installments over the three-year period commencing on the grant date, assuming he is employed with the Company on each such date. See "EXECUTIVE COMPENSATION -Employment Agreement". Mr. Dekkers' actual incentive cash award for fiscal 2004 of $1,107,000, which was above target, was determined by the Compensation Committee based on the same factors and criteria described above for determining the cash incentive awards for 2004 paid to the other officers of the Company (including the Compensation Committee's assessment of the Company's above-target performance).

                       Ms. Elaine S. Ullian (Chairperson)
                              Dr. John L. LaMattina
                              Mr. Peter J. Manning



                          COMPARATIVE PERFORMANCE GRAPH

         The SEC requires that the Company include in this proxy statement a line-graph presentation comparing cumulative, five-year stockholder returns for the Common Stock with a broad-based market index and either a nationally recognized industry standard or an index of peer companies selected by the Company. The Company has compared its performance with the Standard & Poor's 500 Index and the Standard & Poor's 500 Health Care Equipment Index. In the past, the Company compared its performance with the Standard & Poor's 500 Index and the Standard and Poor's 500 Electronic Equipment & Instruments Index. However, in 2004 Standard & Poor's moved the Company and certain of its peer companies from the Standard & Poor's 500 Electronic Equipment & Instruments Index to its Health Care Equipment Index. As such, the Company believes that the Standard & Poor's 500 Health Care Equipment Index is a more appropriate comparison of its performance to its peer companies and in future years will discontinue the comparison to the Standard & Poor's 500 Electronic Equipment & Instruments Index.

         As of December 31, 2003, the Standard & Poor's 500 Electronic Equipment & Instruments Index consisted of Agilent Technologies Inc., Jabil Circuit, Inc., Molex, Inc., PerkinElmer, Inc., Sanmina-SCI Corporation, Solectron Corporation, Symbol Technologies, Inc., Tektronix, Inc., Thermo Electron Corporation, and Waters Corporation. As of December 31, 2004, such index consisted of Tektronix, Inc., Symbol Technologies, Inc., and Agilent Technologies Inc.

         As of December 31, 2004, the Standard and Poor's 500 Health Care Equipment Index consisted of Bard (C.R.) Inc., Baxter International Inc., Becton Dickinson & Company, Biomet, Inc., Boston Scientific Corporation, PerkinElmer, Inc., Guidant Corp., Medtronic Inc., St. Jude Medical, Inc., Thermo Electron Corporation, Stryker Corp., Waters Corporation, Zimmer Holdings, Hospira Inc., and Fisher Scientific International.

                                                                         Page 22

                                                      Comparison of Total Return Among
                                            Thermo Electron Corporation (Thermo Electron Corp.),
                                              the Standard & Poor's 500 Index (S&P 500 Index),
                         the Standard & Poor's 500 Health Care Equipment Index (S&P 500 Health Care Equipment), and
                  the Standard & Poor's 500 Electronic Equipment & Instruments Index (S&P Electronic Equipment & Instruments).

                                                                  [GRAPH]

------------------------------------------------ ----------- ----------- ----------- ----------- ----------- -----------
                                                  12/31/99     12/29/00    12/28/01    12/28/02    12/31/03    12/31/04
------------------------------------------------ ----------- ----------- ----------- ----------- ----------- -----------
THERMO ELECTRON CORP                                100          198.33      182.69      154.36      194.50      233.01
------------------------------------------------ ----------- ----------- ----------- ----------- ----------- -----------
S&P 500 INDEX                                       100           90.90       81.68       62.61       80.97       89.78
------------------------------------------------ ----------- ----------- ----------- ----------- ----------- -----------
S&P 500 HEALTH CARE EQUIPMENT                       100          146.80      139.68      120.71      160.71      181.00
------------------------------------------------ ----------- ----------- ----------- ----------- ----------- -----------
S&P 500 ELECTRONIC EQUIPMENT & INSTRUMENTS          100           82.84       42.90       20.14       34.78       31.87
------------------------------------------------ ----------- ----------- ----------- ----------- ----------- -----------


         The total return for the Common Stock, the Standard & Poor's 500, the Standard & Poor's 500 Health Care Equipment, and the Standard and Poor's 500 Electronic Equipment & Instruments assumes the reinvestment of dividends. The Common Stock is traded on the NYSE under the ticker symbol "TMO". In August and November 2001, the Company spun off to its stockholders its Kadant Inc. and Viasys Healthcare Inc. subsidiaries, respectively. For purposes of the above table, the Kadant and Viasys shares distributed to the Company's stockholders are treated as nontaxable cash dividends that would have been reinvested in additional shares of the Common Stock in August and November 2001, respectively.


                          REPORT OF THE AUDIT COMMITTEE

         The Audit Committee is responsible for assisting the Board in its oversight of the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the independent auditor's qualifications and independence, and the performance of the Company's internal audit function and independent auditors. The full text of the Audit Committee's charter is attached at Appendix A to this proxy statement and is available on the Company's website at www.thermo.com.

         As specified in the charter, management of the Company is responsible for the preparation, presentation, and integrity of the Company's financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company's financial statements and for reviewing the Company's unaudited interim financial statements. The authority and responsibilities of the Audit Committee set forth in its charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company's financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor's report.

         In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2004 with management and the Company's independent auditors, PricewaterhouseCoopers LLP ("PwC").

         The Audit Committee has also discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Audit Committee has received from PwC the letter and written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with PwC the auditor's independence. The Audit Committee has considered whether the provision of tax and other non-audit services by PwC is compatible with maintaining the auditors' independence.

         Based upon the review and discussions described in this report, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 filed with the SEC.



                         Mr. Peter J. Manning (Chairman)
                              Mr. Robert A. McCabe
                              Ms. Elaine S. Ullian



                         INDEPENDENT PUBLIC ACCOUNTANTS

Independent Auditor Fees

         The following table presents the aggregate fees billed for professional services rendered by PwC for the fiscal years ended December 31, 2004 and December 31, 2003:

                                       Fiscal 2004                   Fiscal 2003
                                       -----------                   -----------
Audit Fees                             $9,193,000(1)                 $4,496,000
Audit-Related Fees                        149,000                       119,400
Tax Fees                                   52,000                       506,066
All Other Fees                                 --                            --

Total Fees                             $9,394,000                    $5,121,466

(1) Reflects aggregate audit fees billed/estimated to be billed for professional services rendered by PwC for 2004.

         Audit Fees

         Consists of fees billed/estimated to be billed for professional services rendered by PwC for the audit of the Company's annual consolidated financial statements and review of the Company's interim financial statements included in the Company's quarterly reports on Form 10-Q and services that are normally provided by PwC in connection with statutory and regulatory filings or engagements for those fiscal years. For 2004, such amount includes an aggregate of $4,540,000 fees billed/estimated to be billed in connection with PwC's assessment of the Company's internal control over financial reporting, which assessment was a new requirement for 2004.

         Audit-Related Fees

         Consists of fees billed for assurance and related services by PwC that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements and are not reported under "Audit Fees" above. These services include employee benefit plan audits, accounting consultations relating to divestitures and financial accounting and reporting matters and, in 2003, acquisition due diligence.

         Tax Fees

         Consists of fees billed for professional services rendered by PwC for tax compliance, tax advice, and tax planning. These services include professional services related to the Company's international legal entity restructuring and international and domestic tax planning.

         All Other Fees

         Consists of fees billed for all other services provided by PwC other than those reported above, of which there were none in fiscal years 2004 and 2003.

Audit Committee's Pre-Approval Policies and Procedures

         The Audit Committee's charter provides that the Audit Committee must pre-approve all audit services and non-audit services to be provided to the Company by its independent auditor as well as all audit services to be provided to the Company by other accounting firms. However, the charter permits de minimis non-audit services to be provided to the Company by its independent auditors to instead be approved in accordance with the listing standards of the NYSE and SEC rules and regulations. In addition, the charter provides that the Audit Committee may delegate to one or more members of the Audit Committee the authority to grant pre-approvals of permitted non-audit services that would otherwise be required to be pre-approved by the Audit Committee. Any pre-approvals granted under such delegation of authority must be presented to the Audit Committee at the next regularly scheduled meeting. The Audit Committee has delegated authority to the chairman of the Audit Committee to pre-approve up to an additional $100,000 of permitted non-audit services to be provided to the Company by its independent auditors per calendar year. During fiscal years 2004 and 2003, all audit services and all non-audit services provided to the Company by PwC were pre-approved in accordance with the Audit Committee's pre-approval policies and procedures described above and no services were provided pursuant to the de minimis exception.



                                  -PROPOSAL 2-

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         The Audit Committee has selected PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2005. During the 2004 fiscal year, PwC served as the Company's independent auditors. See "INDEPENDENT PUBLIC ACCOUNTANTS". Although the Company is not required to seek stockholder ratification of this selection, the Company has decided to provide its stockholders with the opportunity to do so. If this proposal is not approved by our stockholders at the 2005 Annual Meeting of Stockholders, the Audit Committee will reconsider the selection of PwC. Even if the selection of PwC is ratified, the Audit Committee in its discretion may select a different firm of independent auditors at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

         Representatives of PwC are expected to be present at the 2005 Annual Meeting of Stockholders. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from the stockholders.

         The Board of Directors recommends a vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for fiscal year 2005. Proxies solicited by the Board of Directors will be voted FOR the proposal unless stockholders specify to the contrary on their proxy.



                                  -PROPOSAL 3-

                PROPOSAL TO APPROVE THE 2005 STOCK INCENTIVE PLAN

         In February 2005, the Compensation Committee and the Board adopted the 2005 stock incentive plan (the "Plan"), subject to stockholder approval. Under the Plan, 11,000,000 shares of Common Stock are available for issuance, subject to adjustment in the event of changes in capitalization, reorganization and other similar events. The Compensation Committee and the Board believe that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel, and do not believe that the 232,552 shares available as of March 31, 2005 under its stock-based incentive plans for issuance to employees of the Company are sufficient to meet this need.

         The closing price per share of the Common Stock on the NYSE on March 31, 2005 was $25.29.

Summary of the Plan

         The following summary of the material features of the Plan is qualified in its entirety by reference to the Plan, a copy of which is attached hereto as Appendix B.

         Purpose. The purpose of the Plan is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the Company's stockholders.

         Eligibility and Types of Awards. Employees, officers, directors, consultants and advisors of the Company and its subsidiaries are eligible to receive stock options, stock appreciation rights (SARs), restricted stock and other stock-based awards (each, an "Award") under the Plan.

         Administration and Delegation. The Plan is administered by the Board, which has the authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it deems advisable. The Board may delegate its powers under the Plan to one or more committees or subcommittees of the Board. In addition, the Board may delegate to one or more officers of the Company the power to grant Awards to employees of the Company and to exercise such other powers under the Plan as the Board may determine, subject to the limitations set forth in the Plan. The Board has authorized the Compensation Committee to administer the Plan. The Compensation Committee is currently comprised of three directors who are (a) "independent directors" for the purposes of the Company's Corporate Governance Guidelines, the Compensation Committee's charter and the NYSE listing requirements, (b) "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (c) "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code. All references in this summary to the "Board" shall mean the Board or the Compensation Committee to the extent that the Board's powers and authority under the Plan have been delegated to such committee.

         Shares Available for Award. Awards for up to 11,000,000 shares of Common Stock may be made under the Plan, subject to adjustment in the event of changes in capitalization, reorganization and change in control events. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares. For purposes of counting shares available for the grant of Awards under the Plan, (i) shares of Common Stock covered by independent SARs (as defined below) will be counted against the number of shares available under the Plan; provided, however, that independent SARs that may be settled in cash only will not be so counted; (ii) if any Award (A) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or (B) results in any Common Stock not being issued, the unused Common Stock covered by such Award will again be available under the Plan; and (iii) shares of Common Stock tendered to the Company by a participant to (A) purchase shares of Common Stock upon the exercise of an Award or (B) satisfy tax withholding obligations will not be added back to the number of shares available under the Plan.

         Sub-limits. Subject to adjustment in the event of changes in capitalization, reorganization and change in control events, the maximum number of shares of Common Stock with respect to which (a) Awards other than options and SARs may be granted is 3,000,000, (b) Awards may be granted to non-employee directors is 500,000, and (c) Awards may be granted to any participant under the Plan is 1,500,000 per calendar year.

         Stock Options. The Board may grant either "incentive" stock options within the meaning of Section 422 of the Internal Revenue Code or "non-qualified" stock options (options not intended to qualify as incentive stock options). The Board determines the terms of each option at the time of grant, including the number of shares of Common Stock to be covered by, the exercise price of, and the conditions and limitations applicable to the exercise of each option; provided that the exercise price of an option may not be less than 100% of the fair market value per share of Common Stock as of the date of grant and the term of an option may not exceed 10 years. The Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check or, except as the Board may otherwise provide in an option agreement by an undertaking of a broker in connection with a "cashless exercise", (ii) subject to certain conditions, surrender to the Company of shares of Common Stock, (iii) subject to certain conditions, delivery to the Company of a promissory note, (iv) any other lawful means, or (v) any combination of these forms of payment.

         Repricing. Unless approved by the Company's stockholders (a) no outstanding option granted under the Plan may be amended to provide an exercise price lower than the then-current exercise price of such option (other than adjustments for changes in capitalization, reorganization and change in control events) and (b) the Board may not cancel any outstanding option and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price lower than the then-current exercise price of the cancelled option.

         Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant options in substitution for any options or other stock or stock-based awards granted by such other entity or an affiliate thereof. Substitute options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on options contained in the Plan. Substitute options will not count against the overall share limit, except as may be required by Section 422 and related provisions of the Internal Revenue Code.

         Stock Appreciation Rights. The Board may grant stock appreciation rights in tandem with, or independently of, stock options granted under the Plan. A stock appreciation right not expressly granted in tandem with an option, or independent SAR, will become exercisable at such time or times, and on such conditions, as the Board may specify in the SAR Award. A stock appreciation right may be based solely on appreciation in the fair market value of Common Stock or on a comparison of such appreciation with some other measure of market growth. The date as of which such appreciation or other measure is determined will be the exercise date unless another date is specified by the Board in the SAR Award. The Company has not issued SARs under any of its currently effective equity incentive plans, and does not currently have any SARs outstanding.

         Restricted Stock. The Board may grant shares of restricted stock subject to forfeiture or the right of the Company to repurchase such shares in the event conditions specified by the Board. The Board determines the terms of a restricted stock Award at the time of grant, including the conditions for repurchase or forfeiture and the issue price, if any; provided, that except as described in the following paragraph, for restricted stock Awards that vest (a) solely upon the passage of time, no vesting will occur prior to the first anniversary of the date of grant, no more than 33-1/3% may vest prior to the second anniversary of the date of grant, and no more than 66-2/3% may vest prior to the third anniversary of the date of grant and (b) upon the passage of time and provide for accelerated vesting based on performance, the restricted stock Award may not vest prior to the first anniversary of the date of grant.

         The limitations on vesting described in the immediately preceding paragraph will not apply to (i) Awards granted in accordance with the requirements provided in the Plan to comply with Section 162(m) of the Internal Revenue Code or (ii) to a maximum of 500,000 shares of Common Stock with respect to which restricted stock Awards may be granted. With respect to restricted stock Awards that are subject to the limitations on vesting described in the immediately preceding paragraph, the Board may waive its rights to repurchase shares of Common Stock (or waive forfeiture thereof) or remove or modify any part or all of the restrictions (or vesting thereof) applicable to the restricted stock Award (x) at the time a restricted stock Award is granted, in exercise of the authority granted to the Board to determine the effect on an Award of the death, disability, retirement or other change in the employment or other status of the Participant, and (y) as described herein in the event of changes in capitalization, reorganization, and change in control events or in such other extraordinary circumstances (as determined by the Board) affecting the Company, a participant or the Plan after the restricted stock Award has been granted.

         Other Stock-Based Awards. The Board may grant other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property. Subject to the provisions of the Plan, the Board will determine the conditions of each such Awards, including any purchase price applicable thereto.

         Certain Performance Conditions. If a restricted stock Award or other applicable stock-based Award is intended to meet the requirements of 162(m) of the Internal Revenue Code, then the lapsing of restrictions thereon and the distribution of shares pursuant thereto, as applicable, will be subject to the achievement of one or more objective performance goals established by a committee of the Board, the members of which are "outside directors" within the meaning of the Internal Revenue Code (the "Section 162(m) Committee"), which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following: (a) earnings per share, (b) return on average equity or average assets in relation to a peer group of companies designated by the Company, (c) earnings, (d) earnings growth, (e) earnings before interest, taxes and amortization (EBITA), (f) operating income, (g) operating margins, (h) revenues, (i) expenses, (j) stock price, (k) market share, (l) chargeoffs, (m) reductions in non-performing assets, (n) return on sales, assets, equity or investment, (o) regulatory compliance, (p) satisfactory internal or external audits, (q) improvement of financial ratings, (r) achievement of balance sheet or income statement objectives, (s) net cash provided from continuing operations, (t) stock price appreciation, (u) total shareholder return, (v) cost control, (w) strategic initiatives, (x) net operating profit after tax, (y) pre-tax or after-tax income, (z) cash flow, or (aa) such other objective goals established by the
Section 162(m) Committee, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be adjusted to exclude any one or more of (i) extraordinary items and other unusual or non-recurring items,
(ii) discontinued operations, (iii) gains or losses on the dispositions of discontinued operations, (iv) the cumulative effects of changes in accounting principles, (v) the writedown of any asset, and (vi) charges for restructuring and rationalization programs. Such performance goals may vary by Participant and may be different for different Awards. Such performance goals may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Section 162(m) Committee. Such performance goals will be set by the Section 162(m) Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m). Notwithstanding any provision of the Plan, with respect to any restricted stock Award or other applicable stock-based Award that is intended to meet the requirements of Section 162(m) of the Internal Revenue Code, the
Section 162(m) Committee may adjust downwards, but not upwards, the number of shares payable pursuant to such Award, and the Section 162(m) Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the participant.

         Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan,
(ii) the sub-limits set forth in the Plan, (iii) the number and class of securities and exercise price per share of each outstanding option, (iv) the share- and per-share provisions of each SAR, (v) the repurchase price per share subject to each outstanding restricted stock Award and (vi) the share- and per-share-related provisions of each outstanding other applicable stock-based Award, will be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent determined by the Board.

         Reorganization Event - Effect on Options. Upon the occurrence of a Reorganization Event (as defined in the Plan) (regardless of whether such event also constitutes a Change in Control Event (as defined in the Plan)), all outstanding options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); provided that if the Reorganization Event also constitutes a Change in Control Event, such assumed or substituted options shall be immediately exercisable in full. Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such options, or in the event of a liquidation or dissolution of the Company, the Board will provide that all then unexercised options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except as otherwise provided in the Plan.

         Change in Control Event that is not a Reorganization Event - Effect on Options. Upon the occurrence of a Change in Control Event that does not also constitute a Reorganization Event, all Options then-outstanding shall automatically become immediately exercisable in full.

         Reorganization Event that is not a Change in Control Event -- Effect on Restricted Stock Awards. Upon the occurrence of a Reorganization Event that is not a Change in Control Event, the repurchase and other rights of the Company under each outstanding restricted stock Award shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such restricted stock Award.

         Change in Control Event -- Effect on Restricted Stock Awards. Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes a Reorganization Event), all restrictions and conditions on all restricted stock Awards then-outstanding shall automatically be deemed terminated or satisfied.

         Transferability of Awards. Awards are non-transferable, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order; except that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or family partnership established solely for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such option under the Securities Act of 1933, as amended; provided that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award.

         Amendment of Award. Except with respect to limitations on repricing stock options and vesting of restricted stock described herein, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, accelerating the vesting and converting an incentive stock option to a non-qualified stock option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

         Effective Date and Term of Plan. The Plan became effective on February 25, 2005 (the date on which the Plan was adopted by the Board), but no Award may be granted unless and until the Plan is approved by the Company's stockholders. No Awards may be granted under the Plan after the completion of 10 years from the date on which the Plan was adopted by the Board.

         Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time; provided that (i) to the extent required by
Section 162(m), no Award granted to a participant intended to comply with
Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment has been approved by the Company's stockholders if required by Section 162(m); (ii) no amendment that would require stockholder approval under the rules of the NYSE may be made effective unless and until such amendment has been approved by the Company's stockholders, and (iii) if the NYSE amends its corporate governance rules so that such rules no longer require stockholder approval of "material revisions" to equity compensation plans, then, from and after the effective date of such amendment to the NYSE rules, no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan, (B) expanding the types of Awards that may be granted under the Plan, (C) materially expanding the class of participants eligible to participate in the Plan, or (D) deleting or limiting any provisions prohibiting repricing of options shall be effective unless stockholder approval is obtained. In addition, if at any time the approval of the Company's stockholders is required as to any other modification or amendment under Section 422 of the Internal Revenue Code or any successor provision with respect to incentive stock options, the Board may not effect such modification or amendment without such approval.

New Plan Benefits

         As of December 31, 2004, the Company had approximately 10,000 employees world-wide, including 10 officers and 8 directors, all of whom are eligible to participate in the Plan. The granting of awards under the Plan is discretionary (other than the grants described in Mr. Dekkers' Employment Agreement for 2006 and 2007) and, therefore, the Company cannot now determine the number or type of awards to be granted in the future to any particular person or group (other than the aforementioned grants for Mr. Dekkers). See "EXECUTIVE COMPENSATION -- Employment Agreement".

         The following table indicates the benefits that will be received by each named executive officer and the indicated groups under the Plan, to the extent such amounts are known as of the date hereof.

---------------------------------------------------------------------------------------------------------------------
                                             2005 Equity Incentive Plan
------------------------------------------------------------ -------------------------- -----------------------------
                     Name and Position                             Dollar Value               Number of Units
------------------------------------------------------------ -------------------------- -----------------------------
Marijn E. Dekkers, President and Chief Executive Officer                (1)                      520,000(2)
------------------------------------------------------------ -------------------------- -----------------------------
Guy Broadbent, President, Bioscience Technologies                       --                           0
------------------------------------------------------------ -------------------------- -----------------------------
Marc N. Casper, Senior Vice President                                   --                           0
------------------------------------------------------------ -------------------------- -----------------------------
Seth H. Hoogasian, General Counsel                                      --                           0
------------------------------------------------------------ -------------------------- -----------------------------
Peter M. Wilver, Chief Financial Officer                                --                           0
------------------------------------------------------------ -------------------------- -----------------------------
Executive Group                                                         (1)                      520,000(2)
------------------------------------------------------------ -------------------------- -----------------------------
Non-Executive Director Group                                            --                           0
------------------------------------------------------------ -------------------------- -----------------------------
Non-Executive Officer Employee Group                                    --                           0
------------------------------------------------------------ -------------------------- -----------------------------

(1) The dollar value of the stock options to purchase an aggregate of 520,000 shares of Common Stock included in the Number of Units column is not determinable at this time because the exercise price of such stock options will be the fair market value of the Common Stock on the date of grant as determined in accordance with the Plan.

(2) Pursuant to Mr. Dekkers' Employment Agreement, in each of 2006 and 2007 (subject to stockholder approval of the Plan) Mr. Dekkers is entitled to receive a grant of non-qualified options to purchase 260,000 shares of Common Stock expiring seven to ten years from the grant date that vest in equal annual installments over the three-year period commencing on the grant date, so long as Mr. Dekkers is employed with the Company on each such date, at an exercise price equal to the average of the opening and closing prices of the Common Stock as reported on the NYSE on the grant date. The Company expects to fulfill its obligations under the Employment Agreement through grants made under the Plan. See "EXECUTIVE COMPENSATION -- Employment Agreement".


Federal Income Tax Consequences

         The following is a summary of the principal United States federal income tax consequences of transactions under the Plan. It does not describe all federal tax consequences under the Plan, nor does it describe any state, local or foreign tax consequences. This summary is based on the federal tax laws in effect as of the date of this Proxy Statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Internal Revenue Code related to non-qualified deferred compensation.

         Incentive Stock Options. No taxable income is recognized by the optionee upon the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may result in alternative minimum tax liability for the optionee. If no disposition of shares issued to an optionee pursuant to the exercise of an incentive stock option is made by the optionee within the later of two years from the date of grant or one year after the transfer of such shares to the optionee, then upon the later sale of such shares, for federal income tax purposes, any amount realized in excess of the exercise price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and no deduction will be allowed to the Company.

         If the shares of Common Stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two- and one-year holding periods described above, generally the optionee will recognize ordinary compensation income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on an arms-length sale of such shares) over the exercise price thereof, and the Company will be entitled to deduct such amount, subject to the limitations of Section 162(m) of the Internal Revenue Code. Any further gain recognized will be taxed as short- or long-term capital gain and will not result in any deduction by the Company. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares of Common Stock.

         If any incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified stock option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (one year following termination of employment by reason of permanent and total disability), except in certain cases where the incentive stock option is exercised after the death of an optionee.

         Non-Qualified Options. With respect to non-qualified stock options granted under the Plan, no income is recognized by the optionee at the time the option is granted. Generally, at exercise, ordinary compensation income is recognized by the optionee in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise, and the Company receives a tax deduction for the same amount, subject to the limitations of Section 162(m) of the Internal Revenue Code. At disposition of the shares, appreciation or depreciation after the date of exercise is treated as either short- or long-term capital gain or loss depending on how long the shares have been held.

         Restricted Stock. A recipient of restricted stock that is subject to a risk of forfeiture generally will be subject to tax at ordinary income rates on the fair market value of the stock at the time the stock is either transferable or is no longer subject to forfeiture, less any amount paid for such stock. However, a recipient who so elects under Section 83(b) of the Internal Revenue Code within 30 days of the date of issuance of the restricted stock will recognize ordinary compensation income on the date of issuance equal to the fair market value of the shares of restricted stock at that time (measured as if the shares were unrestricted and could be sold immediately), minus any amount paid for such stock. The Company generally will be entitled to a deduction equal to the amount that is taxable as ordinary income to the recipient, subject to the limitations of Section 162(m) of the Internal Revenue Code.

         Upon sale of the shares after the forfeiture period has expired, the appreciation or depreciation after the shares become transferable or free from risk of forfeiture (or, if a Section 83(b) election was made, since the shares were issued) will be treated as long- or short-term capital gain or loss. The holding period to determine whether the recipient has long- or short-term capital gain or loss begins just after the forfeiture period expires (or just after the earlier issuance of the shares, if the recipient elected immediate recognition of income under Section 83(b) of the Internal Revenue Code).

         Stock Appreciation Rights. A participant will not be taxed upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of a SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of any such stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

         Performance Awards. The recipient of unrestricted Common Stock as a performance award will generally be subject to tax at ordinary income rates and the fair market value of any Common Stock issued under the award, and the Company will generally be entitled to a deduction equal to the amount of ordinary income recognized by the recipient. Any cash received under a performance award will be included in income at the time of receipt. The fair market value of any Common Stock received will also generally be included in income (and a corresponding deduction will generally be available to the Company) at the time of receipt. The capital gain or loss holding period for any Common Stock distributed under a performance award will begin when the recipient recognizes ordinary income in respect of that distribution.

Recommendation

         The Board believes that the Plan is an important tool for the Company to attract and retain key employees and to be able to continue to offer them the opportunity to participate in the ownership and growth of the Company.

         The Board of Directors believes that the Plan is in the best interests of the Company and its stockholders and recommends a vote FOR approval of the Plan. Proxies solicited by the Board of Directors will be voted FOR the proposal unless stockholders otherwise specify to the contrary on their proxy.

                                  -PROPOSAL 4-

                              STOCKHOLDER PROPOSAL

Director Election Majority Vote Standard Proposal

         The United Brotherhood of Carpenters Pension Fund, 101 Constitution Avenue, N.W., Washington, D.C. 20001, a holder of 2,700 shares of Common Stock, has submitted the following resolution for adoption at the 2005 Annual Meeting of Stockholders:

         Resolved: That the shareholders of Thermo Electron Corporation ("Company") hereby request that the Board of Directors initiate the appropriate process to amend the Company's governance documents (certificate of incorporation or bylaws) to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders.

Supporting Statement of Stockholder

         Our Company is incorporated in Delaware. Among other issues, Delaware corporate law addresses the issue of the level of voting support necessary for a specific action, such as the election of corporate directors. Delaware law provides that a company's certificate of incorporation or bylaws may specify the number of votes that shall be necessary for the transaction of any business, including the election of directors. (DGCL, Title 8, Chapter 1, Subchapter VII,
Section 216). Further, the law provides that if the level of voting support necessary for a specific action is not specified in the certificate of incorporation or bylaws of the corporation, directors "shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors."

         Our Company presently uses the plurality vote standard for the election of directors. We feel that it is appropriate and timely for the Board to initiate a change in the Company's director election vote standard. Specifically, this shareholder proposal urges that the Board of Directors initiate a change to the director election vote standard to provide that in director elections a majority vote standard will be used in lieu of the Company's current plurality vote standard. Specifically, the new standard should provide that nominees for the board of directors must receive a majority of the vote cast in order to be elected or re-elected to the Board.

         Under the Company's current plurality vote standard, a director nominee in a director election can be elected or re-elected with as little as a single affirmative vote, even while a substantial majority of the votes cast are "withheld" from that director nominee. So even if 99.99% of the shares "withhold" authority to vote for a candidate or all the candidates, a 0.01% "for" vote results in the candidate's election or re-election to the board. The proposed majority vote standard would require that a director receive a majority of the vote cast in order to be elected to the Board.

         It is our contention that the proposed majority vote standard for corporate board elections is a fair standard that will strengthen the Company's governance and the Board. Our proposal is not intended to limit the judgment of the Board in crafting the requested governance change. For instance, the Board should address the status of incumbent directors who fail to receive a majority vote when standing for re-election under a majority vote standard or whether a plurality director election standard is appropriate in contested elections.

         We urge your support of this important director election reform.

Thermo Electron Statement in Opposition to Stockholder Proposal

         The Company does not believe that this proposal would enhance stockholder value or otherwise be in the best interests of the Company or its stockholders.

         The Company believes that the proposed majority vote standard, while sounding simple, presents complex issues that are not contemplated by or addressed in the proposal and is not in the best interests of the Company or its stockholders.

         The rules governing plurality voting are longstanding and well understood. The Company's stockholders, like the stockholders of many companies, elect their directors by plurality vote--the voting standard for the election of directors set by Delaware law in the absence of a provision in a company's certificate of incorporation or by-laws to the contrary.

         Using a majority vote standard could result in one or more director-nominees failing to receive a majority of votes cast, thereby leaving one or more positions on the Board open and unable to be filled with an "elected" director. In such event, the incumbent director for each open position would continue to serve "unelected" for the position as a "holdover" director or, if there were no incumbent director for the position, a vacancy in the Board would be created. Either result could carry with it unintended consequences. For example, a vacancy in the Board, however occurring, is filled by a majority of the directors then in office and not by the stockholders (majority or otherwise). In addition, a vacancy could put the Board in the position of having an insufficient number or composition of members to carry out its responsibilities or meet NYSE and SEC corporate governance requirements. The size of the Board is fixed each year based upon the Nominating and Corporate Governance Committee's and the Board's determinations as to the appropriate number and composition of the Board (including the balance of management and independent directors and, in the case of the Audit Committee, financial expertise) necessary to staff the Board's committees in accordance with such corporate governance requirements and to enable the Board to meet its responsibilities generally.


         The Company also believes that adopting a majority vote standard at this time would be premature. The SEC has proposed rules that would provide stockholders with greater participation in the annual election of directors. The proposed rules were drafted assuming that in most cases plurality voting would apply to the election of directors and raised the question as to what specific issues would arise where another standard were used. As such, the Company believes that, without further analysis and consideration of what effects a change in voting standard could have on the Company and in light of the SEC's proposed rules, which if adopted would more directly and uniformly provide new avenues for stockholder participation in the director election process, it would be premature to adopt a majority voting standard.


         Furthermore, the Company believes that the illustration in the Proponent's Supporting Statement that, under a plurality voting standard like the Company's, a director-nominee could hypothetically receive only .01% of the votes "for" his or her election and still be elected to the Board suggests that some of the Company's directors have been elected by minimal affirmative votes. This is clearly not the case. To the contrary, over the last three years, our director nominees were elected by at least 92%.


         While the Company believes that active stockholder participation in the election of directors is important, it is equally important, however, to ensure that the mechanisms through which they participate are those that best serve the interests of the Company and its stockholders. The Company's directors, like those of many Delaware companies, are elected by plurality vote. The unintended consequences of adopting a majority vote standard for the election of directors could be disruptive to the Company and the Board in carrying out its responsibilities and meeting NYSE and SEC corporate governance standards, reduce stockholders' ability to choose who will serve as a director, unnecessarily complicate the election of directors, and potentially present administrative burdens on the Company. Given the complex issues raised by the adoption of a majority vote standard to the election of directors, the Company believes that the proposal is not in the best interest of the Company or its stockholders.


         The Board of Directors recommends a vote AGAINST the stockholder proposal. Proxies solicited by the Board of Directors will be voted AGAINST the proposal unless stockholders otherwise specify to the contrary on their proxy.


                                  OTHER ACTION

         Management is not aware at this time of any other matters that will be presented for action at the 2005 Annual Meeting of Stockholders. Should any such matters be properly presented, the proxies grant power to the proxy holders to vote shares represented by the proxies in the discretion of such proxy holders.



                              STOCKHOLDER PROPOSALS

         Proposals of stockholders intended to be included in the proxy statement and proxy card relating to the 2006 Annual Meeting of the Stockholders of the Company and to be presented at such meeting must be received by the Company for inclusion in the proxy statement and proxy card no later than December 8, 2005. In addition, the Company's By-laws include an advance notice provision that requires stockholders desiring to bring proposals before an annual meeting (which proposals are not to be included in the Company's proxy statement and thus are submitted outside the processes of Rule 14a-8 under the Exchange Act) to do so in accordance with the terms of such advance notice provision. The advance notice provision requires that, among other things, stockholders give timely written notice to the Secretary of the Company regarding their proposals. To be timely, notices must be delivered to the Secretary at the principal executive offices of the Company not less than 60, nor more than 75, days prior to the first anniversary of the date on which the Company mailed its proxy materials for the preceding year's annual meeting of stockholders. Accordingly, a stockholder who intends to present a proposal at the 2006 Annual Meeting of Stockholders without inclusion of the proposal in the Company's proxy materials must provide written notice of such proposal to the Secretary no earlier than January 22, 2006 and no later than February 6, 2006. Proposals received at any other time will not be voted on at the meeting. If a stockholder makes a timely notification, the proxies that management solicits for the meeting may still exercise discretionary voting authority with respect to the stockholder's proposal under circumstances consistent with the proxy rules of the SEC.



                             SOLICITATION STATEMENT

         The cost of this solicitation of proxies will be borne by the Company. Solicitation will be made primarily by mail, but regular employees of the Company may solicit proxies personally or by telephone, facsimile transmission or telegram. In addition, the Company has engaged D.F. King & Co., Inc. for an approximate fee of $12,500 plus reimbursement of out of pocket expenses in order to assist in the solicitation of proxies. Brokers, nominees, custodians and fiduciaries are requested to forward solicitation materials to obtain voting instructions from beneficial owners of stock registered in their names, and the Company will reimburse such parties for their reasonable charges and expenses in connection therewith.



                    HOUSEHOLDING OF ANNUAL MEETING MATERIALS
      Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of either document to you if you contact us at the following address or telephone number: Investor Relations Department, Thermo Electron Corporation, 81 Wyman Street, Waltham, Massachusetts 02451, telephone: 781-622-1000. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the above address or telephone number.

Waltham, Massachusetts
April 7, 2005

                                                                      APPENDIX A

                                               Effective as of February 25, 2005

                           THERMO ELECTRON CORPORATION
                             AUDIT COMMITTEE CHARTER

A.       PURPOSE

         The purpose of the Audit Committee is to assist the Board of Directors' oversight of:

               o    the integrity of the Company's financial statements;

               o    the   Company's   compliance   with  legal  and   regulatory
                    requirements;

               o    the independent  auditor's  qualifications and independence;
                    and

               o the performance of the Company's internal audit function and independent auditors;

         and to prepare the audit committee report required by the Securities and Exchange Commission's ("SEC") proxy rules to be included in the Company's annual proxy statement.

B.       STRUCTURE AND MEMBERSHIP

          1. Number. The Audit Committee shall consist of at least three members of the Board of Directors.

          2. Independence. Except as otherwise permitted by the applicable rules of the New York Stock Exchange ("NYSE") and/or the SEC, each member of the Audit Committee shall be independent as defined by such rules.

          3. Financial Literacy. Each member of the Audit Committee must be financially literate, as such qualification is interpreted by the Board of Directors in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee. At least one member of the Audit Committee must have accounting or related financial management expertise, as the Board of Directors interprets such qualification in its business judgment. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company's annual report filed with the SEC), at least one member of the Audit Committee shall be an "audit committee financial expert" (as defined by applicable SEC rules).

          4. Chair. Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

          5. Compensation. The compensation of Audit Committee members shall be as determined by the Board of Directors. No member of the Audit Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees paid in his or her capacity as a member of the Board of Directors or a committee of the Board of Directors.

          6. Selection and Removal. Members of the Audit Committee shall be appointed by the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company's annual proxy statement), no member of the Audit Committee may serve on the audit committee of more than two other public companies. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

C.       AUTHORITY AND RESPONSIBILITIES

         General

         The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company's management and the independent auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation, and integrity of the Company's financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company's financial statements and for reviewing the Company's unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company's financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor's report.

         Oversight of Independent Auditors

          1.   Selection.  The Audit Committee shall be directly responsible for
               appointing,    evaluating,   retaining   and,   when   necessary,
               terminating the engagement of the independent auditor.

          2. Independence. At least annually, the Audit Committee shall assess the independent auditor's independence. In connection with this assessment, the Audit Committee shall obtain and review a report by the independent auditor describing all relationships between the independent auditor and the Company, including the disclosures required by Independence Standards Board Standard No.
               1. The Audit Committee shall engage in an active dialogue with the independent auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

          3. Quality-Control Report. At least annually, the Audit Committee shall obtain and review a report by the independent auditor describing:

                    o    the firm's internal quality-control procedures;

                    o any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

          4. Compensation. The Audit Committee shall be directly responsible for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

          5. Preapproval of Services. The Audit Committee shall preapprove all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable NYSE and SEC rules. To the extent permitted by applicable NYSE and SEC rules and consistent with the requirements of such rules, the Audit Committee may delegate to one or more members of the Audit Committee the authority to grant approvals of permitted non-audit services required to be approved by the Audit Committee under NYSE and SEC rules; provided, however, that any approvals granted under such delegation of authority shall be presented to the Audit Committee at the next regularly scheduled meeting thereof.

          6. Oversight. The independent auditor shall report directly to the Audit Committee, and the Audit Committee shall be directly responsible for oversight of the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate:

               o receive and consider the reports required to be made by the independent auditor regarding:

                    -    critical accounting policies and practices;

                    - alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

                    -    other  material  written   communications  between  the
                         independent auditor and Company management.

               o    review with the independent auditor:

                    - any audit problems or difficulties the independent auditor encountered in the course of the audit work and management's response, including any restrictions on the scope of the independent auditor's activities or on access to requested information and any significant disagreements with management;

                    - any (i) significant matters regarding internal controls over financial reporting that have come to the independent auditor's attention during the conduct of its audit, review, or attest services and any special audit steps adopted in light thereof and (ii) major issues as to the adequacy of the Company's internal controls over financial reporting that have come to the Audit Committee's attention;

                    - analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

                    - the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; and

                    - any accounting adjustments that were noted or proposed by the auditor but were "passed" as immaterial or otherwise.

         Audited Financial Statements

          7. Review and Discussion. The Audit Committee shall meet to review and discuss with the Company's management and independent auditor the Company's audited financial statements, including reviewing the Company's specific disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU ss.380) requires discussion.

          8. Recommendation to Board Regarding Financial Statements. The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K.

          9. Audit Committee Report. The Audit Committee shall prepare an annual committee report for inclusion where necessary in the proxy statement of the Company relating to its annual meeting of security holders.

         Review of Other Financial Disclosures

          10. Independent Auditor Review of Interim Financial Statements. The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor's review of interim financial information which are required to be discussed by applicable auditing standards. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor's review of interim financial information.

          11. Earnings Release and Other Financial Information. The Audit Committee shall discuss generally the types of information to be disclosed in the Company's earnings press releases, as well as in financial information and earnings guidance provided to analysts and rating agencies.

          12. Quarterly Financial Statements. The Audit Committee shall meet to review and discuss with the Company's management and independent auditor the Company's quarterly financial statements, including reviewing the Company's specific disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

         Controls and Procedures

          13.  Oversight.  The Audit  Committee  shall  coordinate  the Board of
               Directors' oversight of the Company's internal controls over financial reporting, the Company's disclosure controls and procedures and the Company's code of business conduct and ethics. The Audit Committee shall receive and review the reports of the CEO and CFO required by Section 302 of the Sarbanes-Oxley Act of 2002 (and the applicable rules thereunder) and Rule 13a-14 of the Exchange Act.

          14. Internal Audit Function. The Audit Committee shall coordinate the Board of Directors' oversight of the Company's internal audit function, including its performance. The Audit Committee shall
               (i) discuss with the independent auditor and management the internal audit function's responsibilities, budget and staffing and any recommended changes in the planned internal audits; and
               (ii) discuss with management (including the Company's internal auditor) management's assessments of the Company's system of internal controls.

          15. Risk Management. The Audit Committee shall discuss with management (including the Company's internal auditor) the Company's policies with respect to risk assessment and risk management, including insurance, and other guidelines and policies to govern the process by which the Company's exposure to risk is handled. The Audit Committee shall discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

          16. Hiring Policies. The Audit Committee shall establish policies regarding the hiring of employees or former employees of the Company's independent auditors.

          17. Procedures for Complaints. The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

          18. Additional Powers. The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

D.       PROCEDURES AND ADMINISTRATION

          1. Meetings. The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Audit Committee may also act by unanimous written consent in lieu of a meeting. The Audit Committee shall periodically meet separately with: (i) the independent auditor; (ii) Company management and
               (iii) the Company's internal auditors. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

          2. Subcommittees. The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to pre-approve audit, review, attest or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

          3. Reports to Board. The Audit Committee shall report regularly to the Board of Directors.

          4. Charter. At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

          5. Written Affirmation to NYSE. On an annual basis, no later than one month after the Annual Meeting of Stockholders, and after each change in the composition of the Audit Committee, the Audit Committee shall direct the Company to prepare and provide to the NYSE such written confirmations regarding the membership and operation of the Audit Committee as the NYSE rules require.

          6. Independent Advisors. The Audit Committee is authorized, without further action by the Board of Directors, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

          7. Investigations. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

          8. Funding. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

          9. Annual Self-Evaluation. At least annually, the Audit Committee shall evaluate its own performance.

                                                                      APPENDIX B
                           THERMO ELECTRON CORPORATION
                            2005 STOCK INCENTIVE PLAN

1.       Purpose

         The purpose of this 2005 Stock Incentive Plan (the "Plan") of Thermo Electron Corporation, a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's and its Subsidiaries' (as defined below) ability to attract, retain and motivate persons who are expected to make important contributions to the Company or a Subsidiary and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the Company's stockholders. "Subsidiaries" means the present or future subsidiary corporations of the Company as defined in Sections 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code") and any other business ventures (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest.

2.       Eligibility

         All of the employees, officers, directors, consultants and advisors of the Company and its Subsidiaries are eligible to receive options, stock appreciation rights, restricted stock and other stock-based awards (each, an "Award") under the Plan. Each person who receives an Award under the Plan is deemed a "Participant".

3.       Administration and Delegation

         (a) Administration by Board of Directors. The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

         (b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or officers.

         (c) Delegation to Officers. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Awards to employees or officers of the Company or any of its Subsidiaries and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant Awards to any "executive officer" of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or to any "officer" of the Company (as defined by Rule 16a-1 under the Exchange Act).

4.       Stock Available for Awards

         (a) Number of Shares. Subject to adjustment under Section 9, Awards may be made under the Plan for up to 11,000,000 shares of common stock, $1.00 par value per share, of the Company (the "Common Stock"). Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares. For purposes of counting the number of shares available for the grant of Awards under the Plan, (i) shares of Common

Stock covered by Independent SARs (as defined in Section 6(b)(2)) shall be counted against the number of shares available for the grant of Awards under the Plan; provided, however, that Independent SARs which may be settled in cash only shall not be so counted; (ii) if any Award (A) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (B) results in any Common Stock not being issued (including as a result of an Independent SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan; provided, however, in the case of Incentive Stock Options (as hereinafter defined), the foregoing sentence shall be subject to any limitations under the Code; and (iii) shares of Common Stock tendered to the Company by a Participant to (A) purchase shares of Common Stock upon the exercise of an Award or (B) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards under the Plan.

         (b) Sub-limits. Subject to adjustment under Section 9, the following sub-limits on the number of shares subject to Awards shall apply:

                  (1) Section 162(m) Per-Participant Limit. The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 1,500,000 per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with a SAR (as each is hereafter defined) shall be treated as a single Award. The per-Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder ("Section 162(m)").


                  (2) Limit on Awards other than Options and SARS. The maximum number of shares with respect to which Awards other than Options and SARs may be granted shall be 3,000,000.

                  (3) Limit on Awards to Directors. The maximum number of shares with respect to which Awards may be granted to directors who are not employees of the Company or Subsidiary at the time of grant shall be 500,000.

5.       Stock Options

         (a) General. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option".

          (b) Incentive Stock Options. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company, any of the Company's present or future subsidiary corporations as defined in Sections 424(f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board pursuant to Section 10(f), including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.

          (c) Exercise Price.

                   (1) Establishment of Exercise Price. The Board shall establish the exercise price of each Option and specify such exercise price in the applicable option agreement; provided, however, that the exercise price shall be not less than 100% of the fair market value per share of Common Stock as determined by (or in a manner approved by) the Board ("Fair Market Value") as of the date the Option is granted.

                  (2) Limitation on Repricing. Unless such action is approved by the Company's stockholders: (A) no outstanding Option granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option (other than adjustments pursuant to Section 9) and (B) the Board may not cancel any outstanding Option and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled Option.

         (d) Duration of Options. Each Option shall be exercisable at such time or times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted for a term in excess of 10 years.

         (e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Company together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company following exercise either as soon as practicable or, subject to such conditions as the Board shall specify, on a deferred basis (with the Company's obligation to be evidenced by an instrument providing for future delivery of the deferred shares at the time or times specified by the Board).

         (f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

                  (1) in cash or by check, payable to the order of the Company;

                  (2) except as the Board may otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

                  (3) when the Common Stock is registered under the Securities Exchange Act of 1934 (the "Exchange Act"), by delivery of shares of Common Stock owned by the Participant valued at their Fair Market Value as of the date the shares of Common Stock are so delivered, provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

                  (4) to the extent permitted by applicable law and by the Board, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

                  (5) by any combination of the above permitted forms of payment.

         (g) Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2. Substitute Options shall not count against the overall share limit set forth in Section 4(a), except as may be required by reason of Section 422 and related provisions of the Code.

6. Stock Appreciation Rights.

         (a) General. A Stock Appreciation Right, or SAR, is an Award entitling the holder, upon exercise, to receive an amount in cash or Common Stock or a combination thereof (such form to be determined by the Board) determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. SARs may be based solely on appreciation in the fair market value of Common Stock or on a comparison of such appreciation with some other measure of market growth such as (but not limited to) appreciation in a recognized market index. The date as of which such appreciation or other measure is determined shall be the exercise date unless another date is specified by the Board in the SAR Award.

         (b) Grants. Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan.

                  (1) Tandem Awards. When Stock Appreciation Rights are expressly granted in tandem with Options, (i) the Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Board in connection with a Reorganization Event or a Change in Control Event) and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Board in connection with a Reorganization Event or a Change in Control Event and except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right; and (iv) the Stock Appreciation Right will be transferable only with the related Option.

                  (2) Independent SARs. A Stock Appreciation Right not expressly granted in tandem with an Option ("Independent SAR") will become exercisable at such time or times, and on such conditions, as the Board may specify in the SAR Award.

         (c) Exercise. Stock Appreciation Rights may be exercised by delivery to the Company (or its designee) of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Company, together with any other documents required by the Company.

7. Restricted Stock.

         (a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Stock Award").

         (b) Terms and Conditions. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.

         (c) Limitations on Vesting.

                  (1) Except as set forth in subsection (c)(2) below, Restricted Stock Awards that vest based on the passage of time alone shall be zero percent vested prior to the first anniversary of the date of grant, no more than 33-1/3% vested prior to the second anniversary of the date of grant, and no more than 66-2/3% vested prior to the third anniversary of the date of grant. Restricted Stock Awards that vest upon the passage of time and provide for accelerated vesting based on performance shall not vest prior to the first anniversary of the date of grant.

                  (2) Subsection (c)(1) above shall not apply to (i) Awards granted pursuant to Section 10(i) or (ii) to a maximum of 500,000 shares of Common Stock with respect to which Restricted Stock Awards may be granted. With respect to Restricted Stock Awards that are subject to subsection (c)(1) above, the Board may waive its rights to repurchase shares of Common Stock (or waive forfeiture thereof) or remove or modify any part or all of the restrictions (or vesting thereof) applicable to the Restricted Stock Award (x) in exercise of the authority granted to the Board in Section 10(d), at the time a Restricted Stock Award is granted and (y) pursuant to Section 9 or in such other extraordinary circumstances (as determined by the Board) affecting the Company, a Participant or the Plan after the Restricted Stock Award has been granted.

         (d) Stock Certificates. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee)shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Company, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, "Designated Beneficiary" shall mean the Participant's estate.

         (e) Deferred Delivery of Shares. The Board may, at the time any Restricted Stock Award is granted, provide that, at the time Common Stock would otherwise be delivered pursuant to the Award, the Participant shall instead receive an instrument evidencing the right to future delivery of Common Stock at such time or times, and on such conditions, as the Board shall specify. The Board may at any time accelerate the time at which delivery of all or any part of the Common Stock shall take place. The Board may also permit an exchange of unvested shares of Common Stock that have already been delivered to a Participant for an instrument evidencing the right to future delivery of Common Stock at such time or times, and on such conditions, as the Board shall specify.

8. Other Stock-Based Awards.

         Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants ("Other Stock Unit Awards"), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock Unit Awards may be paid in shares of Common Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the conditions of each Other Stock Unit Awards, including any purchase price applicable thereto. At the time any Award is granted, the Board may provide that, at the time Common Stock would otherwise be delivered pursuant to the Award, the Participant will instead receive an instrument evidencing the Participant's right to future delivery of the Common Stock.

9. Adjustments for Changes in Common Stock and Certain Other Events.

         (a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan,
(ii) the sub-limits set forth in Sections 4(b) and 7(c)(2), (iii) the number and class of securities and exercise price per share of each outstanding Option,
(iv) the share- and per-share provisions of each Stock Appreciation Right, (v) the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share- and per-share-related provisions of each outstanding Other Stock Unit Award, shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent determined by the Board.

         (b)  Reorganization and Change in Control Events

               (1)  Definitions

                    (A)  A "Reorganization Event" shall mean:

                                    (i) any merger or consolidation of the
Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled;

                                    (ii) any exchange of all of the Common Stock
of the Company for cash, securities or other property pursuant to a share exchange transaction; or

                                    (iii) any complete liquidation or
dissolution of the Company.

                           (B) A "Change in Control Event" shall mean:

                                    (i) the acquisition by an individual, entity
or group (within the meaning of Section 13(d)(3)or 14(d)(2) of the Exchange
Act) (a "Person") of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 40% or more of either (x) the then-outstanding shares of common stock of the Company (the "Outstanding C ompany Common Stock") or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control Event: (A) any acquisition directly by the C ompany, (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (iii) of this definition; or

                                    (ii) such time as the Continuing Directors
(as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term "Continuing Director" means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

                                    (iii) the consummation of a merger,
consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company in one or a series of transactions (a "Business Combination"), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company's assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the "Acquiring Corporation") in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 40% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding s ecurities of such corporation entitled to vote generally in the election of directors; or

                                    (iv) the approval by the stockholders of the
Company of the complete liquidation or dissolution of the Company.

                  (2)      Effect on Options

                           (A) Reorganization Event. Upon the occurrence of a
Reorganization Event (regardless of whether such event also constitutes a Change in Control Event), or the execution by the Company of any agreement with respect to a Reorganization Event (regardless of whether such event will result in a Change in Control Event), the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); provided that if such Reorganization Event also constitutes a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, such assumed or substituted options shall be immediately exercisable in full upon the occurrence of such Reorganization Event. For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Reorganization

Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

     Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, or in the event of a liquidation or dissolution of the Company, the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Participants before the consummation of such Reorganization Event; provided, however, in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Reorganization Event (the "Acquisition Price"), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Reorganization Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options. In the event of a Reorganization Event that does not also constitute a Change in Control Event, then to the extent all or any portion of an Option becomes exercisable solely as a result of the first sentence of this paragraph, upon exercise of such Option the Participant shall receive shares subject to a right of repurchase by the Company or its successor at the Option exercise price. Such repurchase right (1) shall lapse at the same rate as the Option would have become exercisable under its terms and (2) shall not apply to any shares subject to the Option that were exercisable under its terms without regard to the first sentence of this paragraph.

                           (B) Change in Control Event that is not a
Reorganization Event. Upon the occurrence of a Change in Control Event that does not also constitute a Reorganization Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, all Options then-outstanding shall automatically become immediately exercisable in full.

                  (3)      Effect on Restricted Stock Awards

                           (A) Reorganization Event that is not a Change in
Control Event. Upon the occurrence of a Reorganization Event that is not a Change in Control Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

                           (B) Change in Control Event. Upon the occurrence of a
Change in Control Event (regardless of whether such event also constitutes a Reorganization Event), except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then-outstanding shall automatically be deemed terminated or satisfied.

                  (4) Effect on Stock Appreciation Rights and Other Stock Unit Awards. The Board may specify in an Award at the time of the grant the effect of a Reorganization Event and Change in Control Event on any SAR and Other Stock Unit Award.

10.      General Provisions Applicable to Awards

         (a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; except that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or family partnership established solely for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such option under the Securities Act of 1933, as amended; provided that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

         (b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

         (c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

         (d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant's legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

         (e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with an Award to such Participant. If provided for in an Award or approved by the Company, in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company's minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

         (f) Amendment of Award. Except as set forth in Section 5(c)(2) and 7(c), the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

         (g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

         (h) Acceleration. Except as otherwise provided in Section 7(c), the Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

                                      B-9
         (i) Performance Conditions.

                  (1) This Section 10(i) shall be administered by a Committee approved by the Board, all of the members of which are "outside directors" as defined by Section 162(m) (the "Section 162(m) Committee").

                  (2) Notwithstanding any other provision of the Plan, if the
Section 162(m) Committee determines, at the time a Restricted Stock Award or Other Stock Unit Award is granted to a Participant, that such Participant is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee (as defined in Section 162(m)), then the Section 162(m) Committee may provide that this Section 10(i) is applicable to such Award.

                  (3) If a Restricted Stock Award or Other Stock Unit Award is subject to this Section 10(i), then the lapsing of restrictions thereon and the distribution of cash or Shares pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the
Section 162(m) Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following: (a) earnings per share, (b) return on average equity or average assets in relation to a peer group of companies designated by the Company, (c) earnings, (d) earnings growth, (e) earnings before interest, taxes and amortization (EBITA),
(f) operating income, (g) operating margins, (h) revenues, (i) expenses, (j) stock price, (k) market share, (l) chargeoffs, (m) reductions in non-performing assets, (n) return on sales, assets, equity or investment, (o) regulatory compliance, (p) satisfactory internal or external audits, (q) improvement of financial ratings, (r) achievement of balance sheet or income statement objectives, (s) net cash provided from continuing operations, (t) stock price appreciation, (u) total shareholder return, (v) cost control, (w) strategic initiatives, (x) net operating profit after tax, (y) pre-tax or after-tax income, (z) cash flow, or (aa) such other objective goals established by the 162(m) Committee, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be adjusted to exclude any one or more of (i) extraordinary items and other unusual or non-recurring items, (ii) discontinued operations, (iii) gains or losses on the dispositions of discontinued operations, (iv) the cumulative effects of changes in accounting principles, (v) the writedown of any asset, and (vi) charges for restructuring and rationalization programs. Such performance goals may vary by Participant and may be different for different Awards. Such performance goals may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Section 162(m) Committee. Such performance goals shall be set by the Section 162(m) Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m).

                  (4) Notwithstanding any provision of the Plan, with respect to any Restricted Stock Award or Other Stock Unit Award that is subject to this
Section 10(i), the Section 162(m) Committee may adjust downwards, but not upwards, the cash or number of Shares payable pursuant to such Award, and the
Section 162(m) Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant.

                  (5) The Section 162(m) Committee shall have the power to impose such other restrictions on Awards subject to this Section 10(i) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

11.      Miscellaneous

         (a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

         (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

         (c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board, but no Award may be granted unless and until the Plan has been approved by the Company's stockholders. No Awards shall be granted under the Plan after the completion of 10 years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

         (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time; provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company's stockholders if required by Section 162(m) (including the vote required under Section 162(m));
(ii) no amendment that would require stockholder approval under the rules of the New York Stock Exchange ("NYSE") may be made effective unless and until such amendment shall have been approved by the Company's stockholders, and (iii) if the NYSE amends its corporate governance rules so that such rules no longer require stockholder approval of "material revisions" to equity compensation plans, then, from and after the effective date of such amendment to the NYSE rules, no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan, (B) expanding the types of Awards that may be granted under the Plan, (C) materially expanding the class of participants eligible to participate in the Plan, or (D) deleting or limiting any provisions prohibiting repricing of options shall be effective unless stockholder approval is obtained. In addition, if at any time the approval of the Company's stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval.

         (e) Provisions for Foreign Participants. The Board may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

         (f) Compliance With Code Section 409A. No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code.

         (g) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

                                  FORM OF PROXY

                           THERMO ELECTRON CORPORATION

        PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 17, 2005
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Marijn E. Dekkers, Jim P. Manzi, and Peter M. Wilver, and each of them, proxies of the undersigned, each with power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of Thermo Electron Corporation held of record by the undersigned on March 21, 2005, at the Annual Meeting of the Stockholders to be held at the InterContinental The Barclay New York, 111 East 48th Street, New York, New York, on Tuesday, May 17, 2005, at 2:00 p.m., and at any adjournments thereof, as set forth on the reverse side hereof, and in their discretion upon any other business that may properly come before the meeting.

         The Proxy will be voted as specified, or if no choice is specified, "FOR" the election of all nominees for director, "FOR" proposal 2, "FOR" proposal 3, "AGAINST" proposal 4, if presented at the meeting, and as said proxies deem advisable on such other matters as may properly come before the meeting.

                          VOTE BY INTERNET OR TELEPHONE
                                 (Instructions)

------------------------------------------------------------ -------------------
    Internet                                                         Telephone
 https:// www.voteproxy.com                                        1-800-PROXIES


--------------------------------------------- ----------------------------------
- Go to the website address listed above.        - Use any touch-tone telephone.

--------------------------------------------- ----------------------------------
- Have your proxy card ready.                    - Have your proxy card ready.

--------------------------------------------- ----------------------------------
- Follow the instructions that appear            - Follow the recorded
   on your computer screen.                        instructions.

--------------------------------------------- ----------------------------------

                                              ----------------------------------

                                                Your Internet or telephone  vote
                                                authorizes the named proxies to
                                                vote your shares in the same
                                                manner as if you marked,
                                                signed and  returned your
                                                proxy  card.  You need not mail
                                                back your proxy card if you have
                                                voted by Internet or telephone.

                                                        1-800-PROXIES
                                                   CALL TOLL-FREE TO VOTE

                                                        www.voteproxy.com

                                              ----------------------------------

   INTERNET AND TELEPHONE VOTING ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK
                 UNTIL 11:59 P.M. EASTERN TIME ON MAY 16, 2005

            (IMPORTANT - TO BE SIGNED AND DATED ON THE REVERSE SIDE)

Please mark your votes as shown here: [  x  ]

               The Board of Directors recommends a vote "FOR ALL NOMINEES".

1.   Election of Directors.

         Nominees:      (   )    (01) John L. LaMattina
                        (   )    (02) Michael E. Porter

         FOR ALL NOMINEES                               [        ]

         WITHHELD FROM ALL NOMINEES                     [        ]

         FOR ALL EXCEPT (See instructions below)        [        ]

         INSTRUCTIONS:  To withhold authority for an individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold authority for.


--------------------------------------------------------------------------------
               The Board of Directors recommends a vote "FOR" Proposals 2 and 3.

2.   Ratification of Selection of Independent Auditors.

         FOR            [        ]

         AGAINST        [        ]

         ABSTAIN        [        ]


3.   Approval of the Company's 2005 Stock Incentive Plan.

         FOR            [        ]

         AGAINST        [        ]

         ABSTAIN        [        ]


--------------------------------------------------------------------------------

               The Board of Directors recommends a vote "AGAINST" Proposal 4.

4.   Stockholder Proposal Regarding the Vote Standard for Director Elections.

         FOR            [        ]

         AGAINST        [        ]

         ABSTAIN        [        ]


5. In their discretion on such other matters as may properly come before the meeting.


         The shares represented by this Proxy will be voted "FOR" all nominees, "FOR" Proposals 2 and 3 set forth above and "AGAINST" Proposal 4 set forth above if no instruction to the contrary is indicated or if no instruction is given.

Copies of the Notice of Meeting and of the Proxy Statement have been received by the undersigned.


   PLEASE DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.




SIGNATURE(S)_______________________________________   DATE_________________

(This proxy should be dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)